For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

Exhibit 99.1

October 31, 2006

ENTERGY REPORTS THIRD QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported third quarter 2006 earnings of $1.83 per share on an as-reported basis and $1.80 per share on an operational basis, as shown in Table 1 below. Entergy had indicated in its preliminary third quarter earnings guidance release of October 17, 2006 that it expected third quarter as-reported earnings of approximately $1.86 per share and operational earnings of approximately $1.83 per share. Entergy's final as-reported and operational earnings are lower due to a charge for a regulatory decision rendered by the Federal Energy Regulatory Commission on October 25, 2006. A more detailed discussion of quarterly results begins on page 2 of this release.
Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2006 vs. 2005
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
As-Reported Earnings	1.83	1.65	0.18	4.08	3.75	0.33
Less Special Items	0.03	(0.03)	0.06	0.16	(0.05)	0.21
Operational Earnings	1.80	1.68	0.12	3.92	3.80	0.12
Weather Impact	0.06	0.06	-	0.06	0.05	0.01

Operational Earnings Highlights for Third Quarter 2006

  Utility, Parent & Other had lower earnings due to higher operation and maintenance expense, higher interest expense, lower interest income, and a regulatory charge recorded during the quarter.
  Entergy Nuclear earnings increased as a result of higher revenue due to higher energy pricing, the effect of the uprate completed at Vermont Yankee, fewer outages, and a reduction in its decommissioning liability.
  Entergy's Non-Nuclear Wholesale Assets business had higher results due to reduced costs and the return to service of a plant previously idle for repair.

"Over the coming months, we expect to resolve uncertainties and financial stress created by the 2005 hurricanes, while demonstrating that even in the most adverse conditions it is still possible to create value for all stakeholders," said J. Wayne Leonard, Entergy's chairman and chief executive officer. "For customers that means affordable rates and a high level of service and for shareholders it includes superior performance in returning or investing capital."

Table of Contents		Page

I.	Consolidated Results	2
II.	Utility, Parent & Other Results	3
III.	Competitive Businesses Results Entergy Nuclear Non-Nuclear Wholesale Assets	4 5 6
IV.	Earnings Guidance	6
V.	Forward-Looking Financial Data and Aspirations	10
VI.	Appendices
A.  Entergy New Orleans, Inc. Bankruptcy
B.  Variance Analysis and Special Items
C.  Regulatory Summary
D.  Financial Performance Measures and
      Historical Performance Measures
E.  Planned Capital Expenditures
F.  Debt Maturities
G.  Definitions
	H. GAAP to Non-GAAP Reconciliations	11 12 14 16 17 17 18 20
VII.	Financial Statements	23

Highlights Included:

  Entergy Mississippi received $81 million in CDBG funding providing direct relief to Mississippi customers, while the Louisiana Recovery Authority proposed $200 million in CDBG funding for Entergy New Orleans, Inc. to assist customers of that company
  Entergy New Orleans, Inc. filed its Plan of Reorganization and reached agreement on a phased-in rate plan, major milestones in its path out of Chapter 11 Bankruptcy
  Arkansas Nuclear One Unit 2 completed a record-setting breaker-to-breaker run of 527 days of continuous operation, a first for an Entergy-owned nuclear unit
  Entergy Nuclear achieved a 99 percent capacity factor for third quarter 2006
  Entergy was named to the Dow Jones Sustainability Index for the fifth year in a row and the only U.S. utility named to the Dow Jones Sustainability Index - World this year

Entergy will host a teleconference to discuss this release at 10:00 a.m. CT on Tuesday, October 31, 2006, with access by telephone, 719-457-2621, confirmation code 4496801. The call and presentation slides can also be accessed via Entergy's Web site at www.entergy.com. A replay of the teleconference will be available for the following seven days by dialing 719-457-0820, confirmation code 4496801. The replay will also be available on Entergy's Web site at www.entergy.com.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for third quarter and year-to-date 2006 versus 2005, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings. Utility, Parent & Other recorded lower earnings due primarily to higher operation and maintenance expense, higher interest expense, lower interest income, and a regulatory charge in the quarter for a FERC decision rendered on October 25, 2006. Entergy Nuclear's earnings increased as a result of higher energy pricing, greater generation output, and a reduction in the decommissioning liability. Also, Entergy's Non-Nuclear Wholesale Assets business had higher results due to reduced costs and the return to service of a plant previously idle for repair.
Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of certain measures)
Third Quarter and Year-to-Date 2006 vs. 2005
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
As-Reported
Utility, Parent & Other	1.35	1.35	-	2.89	2.81	0.08
Entergy Nuclear	0.50	0.33	0.17	1.19	0.95	0.24
Non-Nuclear Wholesale Assets	(0.02)	(0.03)	0.01	-	(0.01)	0.01
Consolidated As-Reported Earnings	1.83	1.65	0.18	4.08	3.75	0.33

Less Special Items
Utility, Parent & Other	0.03	(0.03)	0.06	0.16	(0.05)	0.21
Entergy Nuclear	-	-	-	-	-	-
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Consolidated Special Items	0.03	(0.03)	0.06	0.16	(0.05)	0.21

Operational
Utility, Parent & Other	1.32	1.38	(0.06)	2.73	2.86	(0.13)
Entergy Nuclear	0.50	0.33	0.17	1.19	0.95	0.24
Non-Nuclear Wholesale Assets	(0.02)	(0.03)	0.01	-	(0.01)	0.01
Consolidated Operational Earnings	1.80	1.68	0.12	3.92	3.80	0.12
Weather Impact	0.06	0.06	-	0.06	0.05	0.01

Detailed earnings variance analyses are included in appendices B-1 and B-2 to this release. In addition, appendix B-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in third quarter 2006 was $777 million compared to $334 million in third quarter 2005. The increase was due primarily to:

  Collections of more than $350 million of deferred fuel balances, lower non-capital storm spending and lower income tax payments at Utility, Parent & Other, partially offset by pension funding payments.
  Higher net revenue of approximately $50 million due to higher prices and incremental generation at Entergy Nuclear, partially offset by higher income tax payments.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Third Quarter and Year-to-Date 2006 vs. 2005
(U.S. $ in millions)
	Third Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
Utility, Parent & Other	599	189	410	1,691	740	951
Entergy Nuclear	175	159	16	648	394	254
Non-Nuclear Wholesale Assets	3	(14)	17	(82)	(27)	(55)
Total Net Cash Flow Provided by Operating Activities	777	334	443	2,257	1,107	1,150

II. Utility, Parent & Other Results

In third quarter 2006, Utility, Parent & Other had earnings of $1.35 per share on an as-reported basis and $1.32 per share on an operational basis compared to $1.35 per share on an as-reported basis and $1.38 on an operational basis in third quarter 2005. As-reported 2006 earnings reflect $0.03 per share in special items and primarily reflect earnings at Entergy New Orleans, Inc. (ENOI) as results from the discontinued competitive retail business in Texas were immaterial. The third quarter 2005 special item of $(0.03) reflected the operating loss from the discontinued competitive retail business in Texas. Entergy sold its customer base in the retail business in April 2006.

Earnings for Utility, Parent & Other in third quarter 2006, excluding ENOI, primarily reflect higher operation and maintenance expense, and higher interest expense due to debt incurred to pay for storm restoration costs for Hurricanes Katrina and Rita, and lower interest income. In addition, a regulatory charge in connection with a Federal Energy Regulatory Commission decision, issued subsequent to the end of the quarter, also contributed to lower earnings in the current period. Partially offsetting these factors were higher revenues from sales growth and the effects of constructive rate actions over the past year, and lower income tax expense.

Electricity usage excluding ENOI, in gigawatt-hour sales by customer segment, is included in Table 4. Current quarter sales reflect the following:

    Residential sales in third quarter 2006, on a weather-adjusted basis, were up 1 percent compared to third quarter 2005.
    Commercial and governmental sales, on a weather-adjusted basis, were up 2 percent.
    Industrial sales experienced an increase of 4 percent in third quarter 2006 compared to the same period a year ago.

The increases in the residential segment and the commercial and governmental segment reflect growth primarily at Entergy Louisiana and Entergy Mississippi. Sales for third quarter 2006 in these jurisdictions reflect some recovery from the effect of storms which reduced sales in third quarter of 2005 although the recovery at Entergy Louisiana has been slower than expected. The quarter over quarter increase in the industrial sector also reflects some rebound from the effect of storms in third quarter 2005. However, the recovery in the industrial segment has also been slower than expected and is being hampered by high energy prices, particularly in the chemical sector, as well as lingering storm outages and a mild winter that affected the pipeline sector.

ENOI results for third quarter 2006 are being treated as a special item. As such, its results are included in Utility, Parent & Other as-reported earnings but are excluded from operational earnings. For third quarter 2005 Utility, Parent & Other results include ENOI on both as-reported and operational bases. Also, ENOI is de-consolidated for both third quarter 2006 and third quarter 2005 reporting purposes as explained in Appendix A of this release. Accordingly, revenue and expense explanations provided above exclude the revenues and expenses of ENOI.

ENOI results for third quarter 2006 reflect earnings of $0.03 per share. In third quarter 2005, ENOI also earned $0.03 per share. Third quarter 2005 results reflect a normal operating environment for ENOI for nearly two months of the quarter, prior to Hurricane Katrina. Subsequent to the hurricane, ENOI experienced significant reductions in operating revenues due to customer losses. Third quarter 2006 results reflect the ongoing effects of the hurricane as well as certain actions taken by ENOI specific to its continuing effort to stabilize the company's financial condition. Results for the current period include significantly lower revenues from customers due to extended outages and customer losses partially offset by lower operation and maintenance expense due to the continued focus on storm restoration rather than routine operating activities, and ongoing cost reduction initiatives. Current results also reflect lower interest expense due to a reduction in interest accrued on first mortgage bonds. Interest had not been accrued for a year as a result of an agreement among bondholders and ENOI in the Chapter 11 bankruptcy proceeding. ENOI resumed accruing interest late in third quarter 2006.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures excluding Entergy New Orleans
Third Quarter and Year-to-Date 2006 vs. 2005 (see appendix G for definitions of measures)
	Third Quarter				Year-to-Date
	2006	2005	% Change	% Weather Adjusted	2006	2005	% Change	% Weather Adjusted
GWh billed
Residential	10,772	10,630	1.3%	1.1%	24,769	24,358	1.7%	1.7%
Commercial and governmental	7,920	7,725	2.5%	2.4%	20,273	19,691	3.0%	2.3%
Industrial	10,154	9,736	4.3%	4.3%	28,768	28,837	-0.2%	-0.2%
Total Retail Sales	28,846	28,091	2.7%	2.6%	73,810	72,886	1.3%	1.1%
Wholesale	2,894	3,184	-9.1%		8,471	8,811	-3.9%
Total Sales	31,740	31,275	1.5%		82,281	81,697	0.7%
O&M expense	$13.87	$11.05	25.6%		$15.08	$13.83	9.1%
Number of retail customers (a)
Residential					2,141,492	2,085,413	2.7%
Commercial and governmental					318,919	314,347	1.5%
Industrial					47,800	46,591	2.6%

(a) Customer count data reflects estimates of customers in the hardest hit areas affected by Hurricane Katrina.  Issues associated with temporary housing and resumption of service at permanent dwellings render precise counts difficult at this time.

Appendix C provides information on selected pending local and federal regulatory cases.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Non-Nuclear Wholesale Assets. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward projections.

Entergy Nuclear's sold forward position, including projections for the pending Palisades acquisition currently estimated to close in second quarter 2007, is 90%, 95%, and 83% of planned generation at average prices per megawatt-hour of $41, $49 and $53, for the remainder of 2006, 2007 and 2008, respectively. Non-Nuclear Wholesale Assets has contracted for 39%, 29% and 29% of its planned energy and capacity revenues at average prices per megawatt-hour of $31, $28 and $27, for the same periods.

Table 5: Competitive Businesses Capacity and Generation Projected Sold Forward
Remainder of 2006 through 2010 (see appendix G for definitions of measures)
	Fourth Quarter 2006	2007	2008	2009	2010
Entergy Nuclear
Energy
Planned TWh of generation (including pending acquisition)	9	38	41	41	41
Percent of planned generation sold forward (b)
Unit-contingent	34%	36%	28%	24%	10%
Unit-contingent with availability guarantees	52%	42%	34%	17%	11%
Firm liquidated damages	4%	7%	4%	0%	0%
Palisades assuming 2Q07 closing	0%	10%	17%	15%	16%
Total	90%	95%	83%	56%	37%
Average contract price per MWh (c) (including pending acquisition)	$41	$49	$53	$56	$50
Average contract price per MWh (c) (excluding pending acquisition)	$41	$49	$55	$60	$54

Capacity
Planned net MW in operation (average including pending acquisition)	4,200	4,666	4,998	4,998	4,998
Percent of capacity sold forward
Bundled capacity and energy contracts	13%	11%	11%	11%	11%
Capacity contracts	82%	64%	35%	26%	9%
Palisades assuming 2Q07 closing	0%	10%	16%	16%	16%
Total	95%	85%	62%	53%	36%
Average capacity contract price per kW per month	$1.1	$1.6	$1.2	$1.3	$1.7

Blended Capacity and Energy Recap (based on revenues)
Percent of planned energy and capacity sold forward	87%	92%	77%	51%	30%
Average contract revenue per MWh (c) (including pending acquisition)	$42	$50	$53	$57	$51
Average contract revenue per MWh (c) (excluding pending acquisition)	$42	$51	$56	$61	$55

Non-Nuclear Wholesale Assets
Capacity
Net MW in operation	1,578	1,578	1,578	1,578	1,578
Percent of capacity sold forward	20%	20%	20%	11%	8%

Energy
Planned TWh of generation	1	3	3	4	4
Percent of planned generation sold forward
Unit-contingent	8%	7%	7%	6%	6%
Unit-contingent with availability guarantees	33%	37%	38%	29%	30%
Firm liquidated damages	0%	0%	0%	0%	0%
Total	41%	44%	45%	35%	36%

Blended Capacity and Energy Recap (based on revenues)
Percent of planned energy and capacity sold forward	39%	29%	29%	18%	17%
Average contract revenue per MWh	$31	$28	$27	$21	$20

  A portion of EN's total planned generation sold forward is associated with the Vermont Yankee contract for which pricing may be adjusted.
  Average contract prices exclude potential payments that may be owed under the value sharing agreement with the New York Power Authority.

Entergy Nuclear

Entergy Nuclear earned $0.50 per share on both as-reported and operational bases in third quarter 2006, compared to $0.33 in third quarter 2005. The improved results in third quarter 2006 came from a combination of higher pricing, increased generation available due to the Vermont Yankee uprate and fewer outages, and the effect of a reduction in the decommissioning liability. Partially offsetting these contributions was higher operation and maintenance expense due to higher benefits and insurance expense.

Table 6 provides a comparative summary of EN's operational performance measures.

Table 6: Entergy Nuclear Operational Performance Measures
Third Quarter and Year-to-Date 2006 vs. 2005 (see appendix G for definitions of measures)
	Third Quarter			Year-to-Date
	2006	2005	% Change	2006	2005	% Change
Net MW in operation	4,200	4,105	2%	4,200	4,105	2%
Average realized price per MWh	$45.35	$42.58	7%	$44.58	$42.26	5%
Production cost per MWh	$19.65	$20.14	-2%	$19.50	$19.36	1%
Non-fuel O&M expense per MWh	$20.61	$20.32	1%	$20.62	$20.25	2%
Generation in GWh	9,028	8,474	7%	26,018	24,896	5%
Capacity factor	99%	95%	4%	95%	93%	2%
Refueling outage days:
Indian Point 2	-	-		31	-
Indian Point 3	-	-		-	26
Pilgrim	-	-		-	25

Non-Nuclear Wholesale Assets

Entergy's Non-Nuclear Wholesale Assets business recorded a loss of $(0.02) per share on both as-reported and operational bases in third quarter 2006. As-reported and operational results in third quarter 2005 were a loss of $(0.03) per share. The improved results were primarily attributable to reduced costs and the return to service of the Harrison County unit which had been idle for repairs.

IV. Earnings Guidance

Entergy is reaffirming as-reported earnings guidance for 2006 in the range of $4.78 to $5.08 per share and operational earnings guidance of $4.50 to $4.80 per share. Earnings guidance ranges exclude ENOI given the uncertainty that remains for this business as it works through the process of gaining approval for its Plan of Reorganization filed on October 23, 2006 in connection with its Chapter 11 Bankruptcy proceeding. During 2006, actual results for ENOI are being separately identified as a special item for earnings release purposes.

Entergy's 2006 guidance was initially established in January 2006 based on a number of assumptions as detailed below. Among them was normal weather for the Utility, and a then-current average spot electricity price of $83/MWh for the unsold portion of Entergy Nuclear's 2006 generation. During third quarter, weather was warmer than normal and spot electricity prices averaged $60/MWh. Published market prices for the remainder of 2006 averaged $63/MWh at the end of October. These and other factors can exceed or fall short of guidance mid-point assumptions but when combined, continue to support Entergy's overall guidance range.

Guidance ranges for 2006 are based on the following key assumptions established in January 2006:

Utility, Parent & Other

  Normal weather
  Sales growth of approximately 4%, weighted in the months September - December 2006 due to absence of 2005 hurricane effect
  Non-storm related rate actions, including carryover effects of 2005 rate actions and 2006 rate action for Attala
  Increased non-fuel operation and maintenance expense, including effects of inflation, benefits costs, supply plan, and Independent Coordinator of Transmission implementation along with the absence of 2005 offsets relating to storm restoration work
  Increased interest expense from higher financing requirements

Entergy Nuclear

  35 TWh of total output, reflecting an approximate 94% capacity factor, including 30 day refueling outages at Indian Point 2 (spring 2006) and FitzPatrick (fall 2006) and implementation of 95 MW uprate at Vermont Yankee at end of first quarter 2006
  91% energy sold under existing contracts; 9% sold into the spot market
  $41/MWh average energy contract price, average price of $83/MWh for unsold energy based on published market prices in January 2006
  $20.50/MWh non-fuel operation and maintenance expense reflecting inflation and higher benefits expense; $19/MWh production cost
  Increased interest expense due to increased collateral requirements driven by higher market prices
  Increased depreciation and other expenses

Non-Nuclear Wholesale Assets

  Reduced sales of emissions allowances
  Increased year over year losses

Special Items

  Receipt of additional proceeds from the 2004 sale of EKLP and recognition of gain contingency
  Absence of 2005 results from discontinued competitive retail operation (a 2006 estimate is not presented as ultimate amount depends on timing of sale)

Share Repurchase Program

  End of year fully diluted shares outstanding of approximately 213 million

The above assumptions assume no regulatory disallowances are ordered by retail regulators for the estimated $1.5 billion storm restoration costs ($0.8 billion capital, $0.7 billion regulatory assets). Any such disallowances would be shown as special items assuming such disallowances are not appealed to the courts or in the case of appeals, are later disallowed by the courts.

Earnings guidance details for 2006 are provided in Table 7. This table demonstrates why 2006 results are expected to differ from 2005 based on the quantification of assumptions described above. To simplify the presentation, year-over-year changes are shown as point estimates and are applied to 2005 actuals to compute the 2006 guidance midpoint. Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the calculated guidance midpoints to produce Entergy's guidance ranges for as-reported and operational earnings excluding Entergy New Orleans.
Table 7: 2006 Earnings Per Share Guidance excluding Entergy New Orleans
(Per share in U.S. $) - Prepared January 2006
Segment	Description of Drivers	2005 Earnings per Share	Expected Change	2006 Guidance Midpoint	2006 Guidance Range

Utility, Parent & Other	2005 Operational Earnings per Share	3.03
	Adjustment to normalize weather		(0.10)
	Increased revenue due to non-storm rate actions and sales growth		0.50
	Increased O&M expense		(0.25)
	Increased interest expense		(0.10)
	Other		(0.03)
	Subtotal	3.03	0.02	3.05

Entergy Nuclear	2005 Operational Earnings per Share	1.32
	Higher contract and market energy pricing		0.42
	Increased generation from uprates and fewer outages		0.10
	Increased O&M expense		(0.10)
	Increased interest expense		(0.05)
	Increased depreciation and other		(0.09)
	Subtotal	1.32	0.28	1.60

Non-Nuclear Wholesale Assets	2005 Operational Earnings per Share	0.05
	Reduced sales of emissions allowances		(0.04)
	Increased losses from Non-Nuclear Wholesale Assets		(0.01)
	Subtotal	0.05	(0.05)	0.00

Consolidated Operational
	2006 Operational Earnings per Share	4.40	0.25	4.65	4.50 - 4.80

Consolidated As-Reported	2005 As Reported Earnings per Share	4.19
	Changes detailed above		0.25
	Special items:
	2006 Gain on sale of Entergy-Koch, LP		0.28
	2005 results from discontinued competitive retail operation, including impairment loss		0.21
	2006 As-Reported Earnings per Share	4.19	0.74	4.93	4.78 - 5.08

Entergy is initiating 2007 earnings guidance in the range of $5.40 to $5.70 per share on both an as-reported and operational bases. As is the case for 2006, earnings guidance for 2007 excludes ENOI given the uncertainty that remains for this business as it works through its Chapter 11 Bankruptcy proceeding. Also consistent with 2006 earnings guidance, year-over-year changes are shown as point estimates and are applied to 2006 guidance mid-point estimates to compute the 2007 guidance midpoint. Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the calculated guidance midpoints to produce Entergy's guidance ranges for as-reported and operational earnings excluding Entergy New Orleans. 2007 earnings guidance is detailed in Table 8 below. Key assumptions supporting 2007 earnings guidance are as follows:

Utility, Parent & Other

  Normal weather
  Retail sales growth of just under 2%
  Increased revenue associated with storm and non-storm rate requests, partially offset by declining wholesale revenues, among others
  Increased non-fuel operation and maintenance expense, primarily due to effects of wage and other inflation and increased insurance premiums
  Increased interest expense primarily from securitization debt and Palisades financing

Entergy Nuclear

  Incremental earnings of $0.20 total for Palisades acquisition, assuming second quarter close; $0.13 associated with operations; $0.07 per share associated with the application of GAAP accounting for the PPA (details reflected in following assumptions)
  38 TWh of total output, reflecting an approximate 92% capacity factor, including 30 day refueling outages at Indian Point 3, Pilgrim and Vermont Yankee, all in Spring 2007, and the initial refueling outage at Palisades, in Fall 2007
  95% energy sold under existing contracts; 5% sold into the spot market
  $49/MWh average energy contract price; $69/MWh average unsold energy price based on published market prices in October 2006
  85% capacity sold under existing contracts; 15% sold in spot market
  $1.60 per kW per month average capacity-only contract price; $3.00 per kW per month unsold capacity based on published market prices in October 2006
  $21.25/MWh non-fuel operation and maintenance expense reflecting wage and other inflation; $20.50/MWh production cost

Non-Nuclear Wholesale Assets

  Increased year over year losses due to fewer anticipated opportunities to monetize assets

Special Items

  Absence of 2006 receipt of additional proceeds from the 2004 sale of EKLP and recognition of gain contingency
  Results from discontinued competitive retail business (2006) and ENOI (2006 and 2007) will be reflected when actual results are reported

Share Repurchase Program

  End of year fully diluted shares outstanding of approximately 206 million

The above assumptions assume no regulatory disallowances are ordered by retail regulators for the estimated $1.5 billion storm restoration costs ($0.8 billion capital, $0.7 billion regulatory assets). Any such disallowances would be shown as special items assuming such disallowances are not appealed to the courts or in the case of appeals, are later disallowed by the courts.

Table 8: 2007 Earnings Per Share Guidance excluding Entergy New Orleans
(Per share in U.S. $) - Prepared October 2006
Segment	Description of Drivers	2006 Guidance Midpoint	Expected Change	2007 Guidance Midpoint	2007 Guidance Range

Utility, Parent & Other	2006 Operational Earnings per Share	3.05
	Adjustment to normalize weather		(0.06)
	Increased revenue due to sales growth and rate actions		0.30
	Increased O&M expense		(0.10)
	Increased depreciation expense		(0.10)
	Increased interest expense		(0.05)
	Accretion		0.07
	Other		(0.06)
	Subtotal	3.05	0.00	3.05

Entergy Nuclear	2006 Operational Earnings per Share	1.60
	Higher contract and market energy pricing		0.70
	Higher contract and market capacity pricing		0.10
	Increased generation from plant acquisition, net of more outages		0.40
	Increased O&M expense		(0.25)
	Accretion		0.06
	Other		(0.06)
	Subtotal	1.60	0.95	2.55

Non-Nuclear Wholesale Assets	2006 Operational Earnings per Share	0.00
	Increased losses from Non-Nuclear Wholesale Assets		(0.05)
	Subtotal	0.00	(0.05)	(0.05)

Consolidated Operational
	2007 Operational Earnings per Share	4.65	0.90	5.55	5.40 - 5.70

Consolidated As-Reported	2006 As Reported Earnings per Share	4.78 - 5.08
	Changes detailed above		0.90
	Special items:
	2006 Gain on sale of Entergy-Koch, LP		(0.28)
	2007 As-Reported Earnings per Share	4.78 - 5.08	0.62	5.55	5.40 - 5.70

Earnings guidance for 2007 should be considered in association with earnings sensitivities as shown in Table 9. These sensitivities illustrate the estimated change in operational earnings resulting from changes in various revenue and expense drivers. Utility sales are expected to be the most significant driver of results in 2007 for Utility, Parent & Other due to normal growth in customer usage. At Entergy Nuclear, energy prices are expected to be the most significant driver of results in 2007, given the size of EN's unsold position. Estimated annual impacts shown in the Table 9 are intended to be indicative rather than precise guidance.
Table 9: 2007 Earnings Sensitivities excluding Entergy New Orleans
(Per share in U.S. $)
Variable	2007 Guidance Assumption	Description of Change	Estimated Annual Impact (d)
Utility, Parent & Other
Sales growth Residential Commercial/Governmental Industrial Total	Just under 2% total sales growth	1% change in Residential MWh sold 1% change in Comm/Govt MWh sold 1% change in Industrial MWh sold 1% change in Total MWh sold	- / + 0.04 - / + 0.03 - / + 0.03 - / + 0.10
Extended outages for Entergy Louisiana customers	27,000 customers of Entergy Louisiana	10,000 return to service	n/a / + 0.03
Rate base	Stable rate base	$100 million change in rate base	- / + 0.02
Return on equity	See Appendix C	1% change in allowed ROE	- / + 0.28
Interest expense	Additional average debt	$100M change in debt	- / + 0.02
Entergy Nuclear
Capacity factor	92% capacity factor	1% change in capacity factor	- / + 0.05
Energy price	5% energy unsold at $69/MWh in 2007	$10/MWh change for unsold energy	- / + 0.06
	Portion of energy sold is with options in 2007	Market prices exceed option exercise prices	n/a / Up to 0.07
Non-fuel operation and maintenance expense	$21.25/MWh non-fuel operation and maintenance expense	$1 change per MWh	- / + 0.11
Outage (lost revenue only)	92% capacity factor, including refueling outages for three northeast units and at Palisades	1,000 MW plant for 10 days at average portfolio energy price of $49/MWh for sold and $69/MWh for unsold volumes in 2007	- 0.03 / n/a

  Based on 2006 average fully diluted shares of approximately 213 million. Entergy Nuclear assumes Palisades acquisition closes in second quarter 2007.

V. Forward-looking Financial Data and Aspirations

Entergy continues to aspire to deliver superior value to its owners as measured by total shareholder return. Entergy believes top quartile total shareholder returns are achieved by growing earnings, improving returns on invested capital, maintaining investment grade credit quality and deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends or debt retirement.

Table 10 provides details on Entergy's projected cash available for capital redeployment for the period 2007 through 2009 excluding Entergy New Orleans. Entergy expects to have $3.2 billion of cash available over this period for several potential uses: investments in new businesses or assets, repayment of debt or equity, or dividend increases. Cash flow from operations includes storm cost recovery anticipated from a combination of insurance, rate relief, and securitization; these amounts are applied consistent with regulatory filings and other agreements reached with governmental agencies under which benefits inure to ratepayers. Sources of cash also include debt that Entergy believes it could issue in association with new investments while maintaining credit quality consistent with BBB credit rating. The amount of additional debt could vary depending upon the type of new investment and the credit market environment. Uses of cash shown on the table reflect current estimates of storm restoration spending.

Table 10: Projected Cash Available for Capital Redeployment excluding Entergy New Orleans 2007 through 2009 - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of measures)
($ in billions)	2007-2009

Net cash flow provided by operating activities	8.3
Less:
Planned capital expenditures	(5.2)
Preferred dividends	(0.1)
Other investing cash flows	(0.8)
Subtotal		2.2

Common dividends		(1.6)
Capital structure changes including net share repurchases and new debt (net of maturities)		2.6
Net Cash Available for New Investment, Debt or Equity Repayment, Dividend Increase		3.2

Appendix E provides additional details on planned capital expenditures, and appendix F includes a summarized schedule of debt maturities.

VI. Appendices

Eight appendices are presented in this section as follows:

  Appendix A includes information on Entergy New Orleans, Inc.'s filing for protection under Chapter 11 of the U.S. Bankruptcy Code.
  Appendix B includes earnings per share variance analyses and details on special items that relate to the current quarter and year to date periods.
  Appendix C provides information on selected pending local and federal regulatory cases.
  Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
  Appendix E provides a summary of planned capital expenditures for the next three years.
  Appendix F provides a summary schedule of Entergy Corporation's debt maturities by business.
  Appendix G provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
  Appendix H provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

Appendix A provides information on the status of the bankruptcy process at Entergy New Orleans, Inc.

Appendix A: Entergy New Orleans, Inc. Bankruptcy

Bankruptcy Filing

To ensure continued progress in restoring power and gas service to New Orleans after Hurricane Katrina, on September 23, 2005, Entergy New Orleans, Inc. (ENOI) filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

Plan of Reorganization

ENOI filed a Plan of Reorganization (POR) with the bankruptcy court on October 23, 2006 and believes the filing is a significant step forward for all parties involved in the bankruptcy proceeding with a plan that is workable, fair and in the public interest. The POR provides full compensation for all of ENOI's creditors and allows ENOI to emerge from Chapter 11 bankruptcy assuming the plan is supported by creditors and the various conditions included in the plan, as detailed below, are met. For more information on documents filed in this proceeding including the POR, go to www.entergy.com/investor_relations/enoi.aspx.

Conditions precedent that must be satisfied for the POR to become effective include:

  A final Confirmation Order from the bankruptcy court approving the POR
  City Council of New Orleans (CCNO) resolution(s) satisfactory to ENOI regarding 06 Formula Rate Plan Gas and Electric filings and Storm Cost Recovery and Storm Reserve riders
  Receipt by ENOI of insurance proceeds of at least $250 million or assurance of such receipt, or alternatively, assurance that regulatory mechanisms will be put in place to cover any shortfall
  Receipt by ENOI of $200 million in Community Development Block Grant (CDBG) funding and assurance that at a minimum an additional $200 million in CDBG funding will be available for future gas system rebuild or assurance from CCNO that an appropriate rate mechanism is in place to allow ENOI to recover the costs thereof
  No Material Adverse Change shall have occurred from and after Confirmation date of the POR
  ENOI receives final order from Federal Energy Regulatory Commission authorizing issuance of short-term debt securities under credit agreements, Entergy Money Pool, and unilateral arrangements with Entergy Corporation

Community Development Block Grant Funding

ENOI applied to the Louisiana Recovery Authority (LRA) for funding from CDBG resources made available to Louisiana. On October 12, 2006, the LRA passed a resolution approving funding of $200 million for ENOI. Additional approvals are needed from the full board of the LRA, the governor, the state legislature of Louisiana, and HUD. The approval process is expected to take several months.

ENOI Rate Plan

On October 27, 2006, the City Council of New Orleans approved a settlement agreement with ENOI that calls for a phased-in rate increase and the creation of a $75M storm reserve that positions ENOI to pay for future hurricane damage. Additional information is included in the Regulatory Summary Table in Appendix C.

Accounting

Entergy owns 100 percent of the common stock of ENOI and has, subject to the rules and requirements of Chapter 11 of the U.S. Bankruptcy Code, continued to supply operating management to ENOI. However, uncertainties surrounding the nature, timing and specifics of the bankruptcy proceedings caused Entergy to de-consolidate ENOI for financial reporting purposes beginning in third quarter 2005 with ENOI's financial results being recorded under the equity method of accounting. Under this methodology, earnings from ENOI are now reflected in Entergy's income statement as equity in the earnings of unconsolidated affiliates.  Because Entergy owns all of the common stock of ENOI, this change has not affected the amount of net income Entergy has recorded in the current period or any historical period but has resulted in ENOI's net income being presented in one line item rather than included in each individual income statement line item presented. Various line items of Entergy's consolidated balance sheet and cash flow statement have been revised to reflect the effects of de-consolidating ENOI. In addition, the deconsolidation of ENOI's results is retroactive to January 1, 2005 and Entergy's comparative results now reflect ENOI results under the equity method of accounting.

Appendix B-1 provides details of third quarter and year-to-date 2006 vs. 2005 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."
Appendix B-1: As-Reported Earnings Per Share Variance Analysis
Third Quarter 2006 vs. 2005
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2005 earnings	1.35		0.30		1.65
Net revenue	0.31	(e)	0.11	(f)	0.42
Other income (deductions)	0.03		0.11	(g)	0.14
Income taxes - other	0.08	(h)	0.02		0.10
Retail business discontinued operations	0.03		-		0.03
Depreciation/amortization expense	(0.02)		(0.02)		(0.04)
Interest and dividend income	(0.03)		(0.01)		(0.04)
Interest expense and other charges	(0.05)	(i)	0.01		(0.04)
Taxes other than income taxes	(0.10)	(j)	-		(0.10)
Other operation & maintenance expense	(0.25)	(k)	(0.04)		(0.29)
2006 earnings	1.35		0.48		1.83

Appendix B-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2006 vs. 2005
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2005 earnings	2.81		0.94		3.75
Net revenue	0.38	(e)	0.35	(f)	0.73
Income taxes - other	0.10	(h)	0.02		0.12
Retail business discontinued operations	0.10	(l)	-		0.10
Share repurchase effect	0.05	(m)	0.02		0.07
Other income (deductions)	0.05	(n)	0.01		0.06
Decommissioning expense	0.01		(0.01)		-
Interest and dividend income	0.01		(0.01)		-
Nuclear refueling outage expense	(0.02)		-		(0.02)
Preferred dividend requirements	(0.02)		-		(0.02)
Depreciation/amortization expense	(0.03)		(0.02)		(0.05)
Taxes other than income taxes	(0.11)	(j)	(0.01)		(0.12)
Interest expense and other charges	(0.18)	(i)	0.04		(0.14)
Other operation & maintenance expense	(0.26)	(k)	(0.14)	(o)	(0.40)
2006 earnings	2.89		1.19		4.08

Utility Net Revenue Variance Analysis 2006 vs. 2005 ($ EPS)
Third Quarter		Year-to-Date
Sales growth/pricing	0.22	Sales growth/pricing	0.39
Weather	-	Weather	0.01
Other	0.09	Other	(0.02)
Total	0.31	Total	0.38

  Net revenue increased in third quarter 2006 and on a year-to-date basis compared to those same periods a year ago due primarily to sales growth, the effect of constructive rate actions, and the collection of franchise taxes consistent with the revised regulatory treatment for that item at Entergy Arkansas. In addition, higher unbilled revenue in third quarter 2006 compared to 2005 also contributed to the increase in net revenue.
  Net revenue increased in both quarter and year-to-date periods due primarily to higher revenues at Entergy Nuclear due to higher pricing and the effect of higher generation due to the Vermont Yankee uprate and fewer outages. In addition, the planned monetization of Entergy's interest in a power development project increased revenues in the current year-to-date period compared to year-to-date 2005.
  Other income (deductions) increased due primarily to a reduction in the decommissioning liability at Entergy Nuclear to reflect changes in assumptions on probability of life extension.
  Income taxes-other decreased in the quarter due primarily to a benefit recorded at Entergy Arkansas for pension fund payments. The year-to-date period included this benefit and the flow through tax benefit associated with steam generator removal costs at Entergy Arkansas.
  Interest expense and other charges increased in both the quarter and year-to-date periods due primarily to higher borrowings under credit lines and long-term debt primarily in connection with financing of significant 2005 storm restoration costs.
  Taxes other than income taxes increased in both the quarter and year-to-date periods due primarily to a regulatory requirement that EAI franchise tax collections be recorded in revenue with a corresponding increase in taxes other than income taxes.
  Other operation and maintenance expense increased in both the quarter and year-to-date periods due primarily to resources being deployed to storm restoration rather than routine operation and maintenance expense activities in the quarter and year-to-date periods of 2005, the absence in the current period of proceeds received in third quarter 2005 related to a low-level radioactive waste services settlement, higher labor and benefit expenses in the current period, increased costs associated with the addition of the Perryville and Attala plants, and higher storm reserves, as well as higher legal and regulatory costs and higher insurance expense.
  Reflects results of retail business operations including the gain on the sale of this business in second quarter 2006.
  Share repurchase effect reflects the impact of Entergy's repurchase activity.
  Reflects reclassification of certain reserves, which is offset in expense, and higher allowance for funds used during construction.
  Other operation and maintenance expense increased due to higher benefits and insurance expenses at Entergy Nuclear as well as increased spending at the Non-Nuclear Wholesale Assets business which is offset in revenue.

Appendix B-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix B-3: Special Items (shown as positive / (negative) impact on earnings)
Third Quarter and Year-to-Date 2006 vs. 2005
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
Utility, Parent & Other
ENOI results (p)	0.03	-	0.03	0.11	-	0.11
Retail business discontinued operations	-	(0.03)	0.03	(0.03)	(0.05)	0.02
Gain on sale - retail business	-	-	-	0.08	-	0.08
Total Utility, Parent and Other	0.03	(0.03)	0.06	0.16	(0.05)	0.21
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Total Competitive Businesses	-	-	-	-	-	-
Total Special Items	0.03	(0.03)	0.06	0.16	(0.05)	0.21

(U.S. $ in millions)
	2006	2005	Change	2006	2005	Change
Utility, Parent & Other
ENOI results (p)	7.3	-	7.3	23.7	-	23.7
Retail business discontinued operations	(1.0)	(7.1)	6.1	(7.3)	(11.3)	4.0
Gain on sale - retail business	-	-	-	17.1	-	17.1
Total Utility, Parent and Other	6.3	(7.1)	13.4	33.5	(11.3)	44.8
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Total Competitive Businesses	-	-	-	-	-	-
Total Special Items	6.3	(7.1)	13.4	33.5	(11.3)	44.8

(p) ENOI results for the quarterly and year-to-date periods of 2005 are included in operational earnings.

Appendix C provides a summary of selected regulatory cases and events that are pending.

Appendix C: Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Arkansas	11.00%

Recent activity: EAI filed a rate case on August 15, 2006 requesting $150 million based on a June 30, 2006 test year using an 11.25% ROE. A hearing is scheduled for April 17, 2007, with an effective date for new rates of June 2007. Additional testimony was filed by APSC Staff, intervenors and EAI in the Energy Cost Recovery Rider (ECR) proceeding, and ECR retention was recommended. A hearing on the Rider ECR investigation was conducted on October 12, 2006.
Background: EAI's base rates and the ECR have been in effect since 1998.  In December 2005, EAI provided notice of its intent to terminate participation in the Entergy System Agreement, following a final order from FERC establishing terms under which EAI may be required to make payments to other operating companies to achieve rough production cost equalization.

Entergy Gulf States - TX	10.95%

Recent activity: None.
Background: EGSI-TX has operated under a base rate freeze since 1999. Legislation subsequently enacted in June 2005 extends the base rate freeze to mid 2008 but also allows EGSI-TX to file for rate relief through riders for incremental capacity costs and transition costs. In December 2005, the PUCT approved the recovery of $18 million annually beginning in December 2005 for capacity costs, subject to reconciliation from September 2005. In June 2006, the PUCT approved a settlement in the Transition to Competition Cost recovery case, allowing EGSI-TX to recover $14.5 million per year in TTC costs over a 15-year period. EGSI-TX implemented interim rates on March 1.
 Storm Cost Recovery: EGSI-TX initiated its storm recovery case on July 5, 2006 indicating $393 million of Hurricane Rita costs incurred through March 31, 2006. Pursuant to securitization legislation, the PUCT has 150 days (December 4, 2006) to issue an order determining the amount of hurricane restoration costs eligible for recovery and securitization. Staff and intervenors filed testimony in the storm recovery case beginning October 9, 2006. Staff testimony does not include any disallowances and disputes issues raised in intervenor testimony. A hearing is set for November 1-3, 2006.

Entergy Gulf States - LA	9.90% - 11.40%

Recent activity: In May 2006, EGSI-LA made its formula rate plan (FRP) filing for the 2005 test year. The evaluation report shows an Earned Rate of Return of 11.10% which is within the allowed bandwidth. Pursuant to the Approved Capacity Additions section of the FRP rider, the filing reflects a required annual revenue increase of $7.1 million to recover Commission approved deferred and ongoing capacity costs. On August 29, 2006, rates changes were implemented subject to refund, while FRP resolution is pursued.
Background: In March 2005, the LPSC approved a Global Settlement which established an FRP with a 10.65% ROE midpoint and a +/- 75 basis point bandwidth and a recovery mechanism for Commission approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company.
Storm Cost Recovery: In May 2006, EGSI-LA completed the $6 million interim recovery of storm costs through the fuel adjustment clause pursuant to the LPSC order. Beginning in September, interim recovery shifted into the Formula Rate Plan at the rate of $0.85 million per month. Interim recovery will continue until a final decision is granted on EGSI-LA's Phase II filing. On July 31, 2006, EGSI-LA made its Phase II storm filing for recovery of $200 million in storm related costs incurred through May 31, 2006. EGSI-LA also seeks to build a storm reserve in the amount of $81 million in the filing. Hearings are set for March 12-23, 2007, with a decision expected in 2nd Quarter 2007. EGSI-LA intends to pursue securitization options. Securitization has been authorized by legislation signed into law by the Governor in May 2006.

Entergy Louisiana	9.45% - 11.05%

Recent activity: In May 2006, ELL made its formula rate plan (FRP) filing for the 2005 test year. The evaluation report shows an Earned Rate of Return of 9.45% which is within the allowed bandwidth. Pursuant to the Approved Capacity Additions section of the FRP rider, the filing reflects a required annual revenue increase of $121 million to recover Commission approved deferred and ongoing capacity costs. ELL has proposed to amortize deferred capacity costs over a three-year period which creates a $51 million annual revenue requirement. Ongoing annual capacity costs total approximately $70 million. On September 28, 2006, ELL implemented, subject to refund while FRP resolution is pursued, an amended $142.9 million annual FRP increase consisting of $118.7 million for deferred and ongoing capacity costs and $24.2 million for interim storm costs recovery. This increase reflects certain adjustments proposed by the LPSC Staff with which ELL agrees.
Background: In May 2005, the LPSC approved a settlement reestablishing the Company's FRP with a 10.25% ROE midpoint and a +/- 80 basis point bandwidth and a recovery mechanism for Commission-approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company.
Storm Cost Recovery: In April 2006, ELL completed the $14 million interim recovery of storm costs through the fuel adjustment clause pursuant to the LPSC order. Beginning in September, interim recovery shifted into the Formula Rate Plan at the rate of $2 million per month. Interim recovery will continue until a final decision is granted on ELL's Phase II filing. On July 31, 2006, ELL made its Phase II storm filing for recovery of $467 million in storm related costs incurred through May 31, 2006. ELL also seeks to build a storm reserve in the amount of $132 million in the filing. Hearings are set for March 12-23, 2007 with a decision expected in 2nd Quarter 2007. ELL intends to pursue securitization options. Securitization has been authorized by legislation signed into law by the Governor in May 2006.

Entergy Mississippi	9.74% - 12.44%

Recent activity: In April 2006, EMI submitted its 2005 evaluation report that reflected an Earned Rate of Return of 9.35%, resulting in a revenue deficiency. On June 30, 2006, EMI and the Public Utilities Staff filed a Joint Stipulation with the MPSC that resulted in a rate increase of approximately $2 million. The MPSC approved the Joint Stipulation on August 1, 2006 which was effective with August 2006 billings. On August 21, 2006, EMI filed notice of intent to increase several fees (connect, reconnect, late payment and return check). On October 9, 2006 the MPSC approved EMI's filing to revise the Power Management Rider Schedule to extend beyond 2006 recovery of EMI's Attala costs, effective for bills on/after January 1, 2007.
Background: EMI has been operating under a formula rate plan last approved in December 2002. The FRP allows the company's earned ROE to increase or decrease within a bandwidth with no change in rates; earnings outside the bandwidth are allocated 50% to customers and 50% to the company, but on a prospective basis only. The plan also provides for performance incentives that can increase or decrease the benchmark ROE by as much as 100 basis points. The current mid-point of the ROE bandwidth, including performance incentives, is 11.09%. In December 2005,

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Mississippi (continued)

Background (continued): the MPSC approved purchase of the Attala facility and authorized interim recovery through December 2006.
 Storm Cost Recovery: On June 28, 2006, the MPSC issued an Order approving $89 million of the EMI's Hurricane Katrina storm restoration costs incurred through March 31, 2006 and certified that amount as eligible for CDBG funding and securitization. On October 27, 2006, the MPSC concluded the securitization proceeding, authorizing $48M for securitization, including $40M for a storm reserve and net of $81 million for CDBG funding that EMI received on October 30, 2006.

Entergy New Orleans	10.75%

Recent activity: On October 27, 2006, the City Council of New Orleans (CCNO) approved a settlement agreement with ENOI that calls for a phased-in rate increase to ensure the company's ability to focus on restoration of the gas and electric systems, create a $75M storm reserve that positions ENOI to pay for future hurricane damage, and continues its focus on customer service and reliability improvements post Katrina. When fully implemented by January 1, 2008, electric base rates will increase by $3.9 million and gas base rates by $11.0 million. Grand Gulf fuel adjustment clause recovery is also retained. Absent extraordinary circumstances, there will be no further base rate adjustments until April 2009.
Background:  In September 2005, the CCNO approved a two year extension of ENOI's FRP with a ROE mid-point of 10.75%, a 45% hypothetical equity ratio, and electric and gas ROE bandwidths of 100 and 50 basis points, respectively. The Council's September 2005 order also temporarily suspended the Generation Performance-Based Rate (G-PBR) due to effects from Hurricane Katrina. The October 27 agreement supercedes ENOI's FRP and G-PBR but allows ENO to seek reinstatement of an appropriate FRP following the resetting of rates in 2009.
Storm Cost Recovery: The October 27 agreement established storm reserve riders for electric and gas and a process for storm cost recovery. The anticipated receipt of $200 million CDBG funding allocated by the LRA on October 12, 2006 is to be applied to storm costs; any storm costs in excess of the $200 million and insurance receipts will be addressed in ENO's July 2008 rate filing. Storm reserve rider builds a $75 million reserve for future storm costs over a 10 year period.

Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None Background: ROE approved by July 2001 FERC order. No cases pending.

System Agreement	NA

Recent activity: None
Background: The system agreement case addresses reallocation of production costs among the utility operating subsidiaries. In June 2005, the FERC issued a decision stating that rough production cost equalization did not exist on the Entergy system. The FERC established a bandwidth of +/- 11 % to reallocate production costs and ordered that this approach be applied prospectively. In December 2005, FERC essentially denied requests for rehearing of its June 2005 order and established, among other things, that 1) the bandwidth would be applied to calendar year 2006 actual production costs and 2) 2007 would be the first possible year of payments among Entergy's operating companies. Appeals of this decision were filed by the APSC, LPSC, MPSC and AEEC in the federal appeals court for the D.C. circuit. These appeals have been consolidated. The City of New Orleans intervened in the LPSC appeal, and Entergy has intervened in all appeals. A compliance filing to implement the FERC decision in this case was filed by Entergy at FERC on April 10, 2006 which proposed that all payments required by the June 2005 FERC decision be properly reflected as fuel costs. On May 31, 2006, the APSC, LPSC, AEEC, Arkansas Attorney General filed comments or protests of Entergy's Compliance filing, and on June 7, 2006 the LPSC filed Request for Summary Disposition on issues relating to the timing of payments/receipts between the utility operating subsidiaries. Entergy has responded to the comments or protests to its Compliance filing and has urged FERC to reject the LPSC's request for summary judgment.

Independent Coordinator of Transmission (ICT)	NA

Recent activity: On September 22, 2006 FERC denied various requests for rehearing of its previous Independent Coordinator of Transmission (ICT) Orders and on October 18, 2006 approved Entergy's Compliance filing, with modifications. On October 23, 2006 Entergy filed a request for clarification on two limited issues related to the FERC's September Order on Rehearing. The FERC has directed that SPP be installed as the ICT by November 17, 2006. Pre-implementation activities between Entergy and SPP are underway. SPP is establishing various stakeholder processes required by the FERC Order and filing the criteria it will use to evaluate transmission service. Implementation of the weekly procurement process is anticipated to occur by May 2007.
Background: Based on a positive Declaratory Order issued by the FERC in March 2005, Entergy filed for approval of its ICT in May 2005. On April 24, 2006 the FERC approved Entergy's ICT proposal with modification. On May 24, 2006, Entergy filed (1) a Compliance filing to implement provisions of FERC's April 2006 Order, (2) the ICT contract, signed with SPP earlier in May, and (3) a request that SPP be installed as the ICT. The LPSC approved the ICT proposal on July 12, 2006.

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix H-1.

Appendix D-1: GAAP and Non-GAAP Financial Performance Measures
Third Quarter 2006 vs. 2005 (see appendix G for definitions of certain measures)

For 12 months ending September 30	2006	2005	Change
GAAP Measures
Return on average invested capital - as-reported	7.5%	7.5%	0.0%
Return on average common equity - as-reported	11.6%	11.5%	0.1%
Net margin - as-reported	8.6%	10.0%	(1.4)%
Cash flow interest coverage	6.0	5.9	0.1
Book value per share	$41.03	$37.89	$3.14
End of period shares outstanding (millions)	208.6	207.4	1.2

Non-GAAP Measures
Return on average invested capital - operational	7.5%	7.3%	0.2%
Return on average common equity - operational	11.6%	11.2%	0.4%
Net margin - operational	8.6%	9.7%	(1.1)%

As of September 30 ($ in millions)	2006	2005	Change
GAAP Measures
Cash and cash equivalents	745	598	147
Revolver capacity	3,095	791	2,304
Total debt	9,054	8,865	189
Debt to capital ratio	50.4%	51.9%	(1.5)%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy's share	149	215	(66)
Leases - Entergy's share	519	564	(45)
Total off-balance sheet liabilities	668	779	(111)

Non-GAAP Measures
Total gross liquidity	3,840	1,389	2,451
Net debt to net capital ratio	48.3%	50.2%	(1.9)%
Net debt ratio including off-balance sheet liabilities	50.2%	52.4%	(2.2)%

Appendix D-2: Historical Performance Measures (see appendix G for definitions of measures)
	4Q04(q)	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06	3Q06	05YTD	06YTD
Financial
EPS - as-reported ($)	0.68	0.79	1.33	1.65	0.43	0.92	1.33	1.83	3.75	4.08
Less - special items ($)	0.18	-0.01	-0.01	-0.03	-0.16	0.02	0.11	0.03	-0.05	0.16
EPS - operational ($)	0.50	0.80	1.34	1.68	0.59	0.90	1.22	1.80	3.80	3.92
Trailing Twelve Months
ROIC - as-reported (%)	7.3	7.0	7.1	7.5	7.2	7.3	7.3	7.5
ROIC - operational (%)	7.1	6.9	7.2	7.3	7.5	7.5	7.4	7.5
ROE - as-reported (%)	10.7	10.3	10.7	11.5	11.2	11.5	11.3	11.6
ROE - operational (%)	10.4	10.2	10.8	11.2	11.8	12.0	11.5	11.6
Cash Flow Interest Coverage	7.1	7.6	7.1	5.9	4.0	5.1	5.2	6.0
Debt to capital ratio (%)	47.4	49.0	49.9	51.9	53.1	52.1	52.4	50.4
Net debt/net capital ratio (%)	45.3	47.5	48.0	50.2	51.5	50.0	50.4	48.3
Utility
GWh billed
Residential	7,521	7,170	6,557	10,630	7,212	6,963	7,034	10,772	24,358	24,769
Commercial & Gov't	7,252	5,854	6,113	7,725	6,277	5,916	6,438	7,920	19,691	20,273
Industrial	10,425	9,452	9,649	9,736	8,778	9,053	9,561	10,154	28,837	28,768
Wholesale	1,799	1,728	2,944	3,184	1,549	1,555	2,816	2,894	8,811	8,471
O&M expense/MWh	$17.44	$14.98	$16.69	$11.05	$17.43	$16.12	$16.32	$13.87	$13.83	$15.08
Reliability
SAIFI	1.9	1.5	1.8	1.8(r)	1.7(r)	1.8(r)	1.7(r)	1.8(r)	1.8(r)	1.8(r)
SAIDI	169	136	157	158(r)	161(r)	174(r)	178(r)	182(r)	158(r)	182(r)
Nuclear
Net MW in operation	4,058	4,058	4,105	4,105	4,105	4,135	4,200	4,200	4,105	4,200
Avg. realized price per MWh	$40.69	$41.56	$42.63	$42.58	$42.75	$44.39	$43.93	$45.35	$42.26	$44.58
Production cost/MWh	$22.28	$18.71	$19.22	$20.14	$19.48	$19.08	$19.80	$19.65	$19.36	$19.50
Non-fuel O&M expense/MWh	$23.99	$20.03	$20.39	$20.32	$19.95	$19.74	$21.56	$20.61	$20.25	$20.62
Generation in GWh	7,567	8,267	8,156	8,474	8,643	8,742	8,249	9,028	24,896	26,018
Capacity factor	85%	93%	91%	95%	95%	97%	90%	99%	93%	95%

  Data has not been restated for the de-consolidation of ENOI which was the accounting adopted by Entergy in third quarter 2005, retroactive to first quarter 2005.
  Excludes impact of major storm activity.

Appendix E: Planned Capital Expenditures

Entergy's capital plan from 2007 through 2009 anticipates $5.2 billion for investment; roughly $2.5 billion of this amount is associated with capital to maintain Entergy's existing assets. The remaining $2.7 billion is associated with specific investments such as the Palisades acquisition, transmission upgrades, dry cask storage and license renewal projects at certain nuclear sites, environmental compliance spending, NYPA value sharing costs and other investments, such as potential opportunities through Entergy's supply plan initiatives that support the utility's ability to meet load growth. Entergy will provide 2007 through 2009 details on planned capital expenditures in its fourth quarter earnings release and the 2006 Form 10-K.

Appendix F provides details on scheduled long-term debt maturities including currently maturing portions.

Appendix F: Debt Maturity Schedule excluding Entergy New Orleans
Maturities as of 9/30/2006
($ in millions)	2006	2007	2008	2009-2010	2011+	Total
Utility, Parent & Other	-	93	1,074	1,783	5,377	8,327
Entergy Nuclear	77	84	24	52	158	395
Total	77	177	1,098	1,835	5,535	8,722

Appendix G provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.
Appendix G: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Number of customers at end of period
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by Non-Nuclear Wholesale Assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts, forward financial contracts or options (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator

For the Non-Nuclear Wholesale Assets business, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Non-fuel O&M expense per MWh	Operation, maintenance and refueling expenses per MWh of generation, excluding fuel
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage during the period

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix G: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable, capital leases, and preferred stock with sinking fund on the balance sheet less non-recourse debt, if any
Debt of joint ventures (Entergy's share)

Debt issued by Entergy-Koch, LP and Non-Nuclear Wholesale Assets business joint ventures for periods through third quarter 2004. Only Non-Nuclear Wholesale Assets business joint ventures debt included for periods thereafter.

Leases (Entergy's share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - Non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

Appendices H-1 and H-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix H-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	4Q04	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06	3Q06
As-reported earnings-rolling 12 months (A)	910	874	895	963	898	920	916	955
Preferred dividends	24	23	24	25	25	27	28	29
Tax effected interest expense	295	282	278	287	293	304	316	324
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,228	1,180	1,197	1,275	1,217	1,251	1,260	1,308

Special items in prior quarters	(11)	15	0	37	(11)	(43)	(37)	(6)

Special items 4Q04 thru 3Q06
Utility, Parent & Other Tax benefits- Entergy Koch	17
Energy Commodity Services Gain (loss) on disposition of assets	60
Energy Commodity Services asset and contract impairments	(36)
Utility, Parent & Other Comp Retail asset impairments					(26)
Comp Retail discontinued operations		(1)	(3)	(7)	(8)	(2)	13	(1)
ENOI results						6	11	7
Total special items (C)	30	13	(2)	30	(45)	(40)	(13)	0

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,198	1,166	1,199	1,245	1,262	1,291	1,273	1,308

Operational earnings, rolling 12 months (A-C)	880	861	898	933	943	960	929	955

Average invested capital (D)	16,845	16,825	16,806	17,033	16,850	17,140	17,283	17,514

Average common equity (E)	8,500	8,452	8,347	8,350	8,020	8,026	8,080	8,208

Operating revenues (F)	9,686	9,289	9,465	9,661	10,106	10,564	10,747	11,104

ROIC - as-reported (B/D)	7.3	7.0	7.1	7.5	7.2	7.3	7.3	7.5

ROIC - operational ((B-C)/D)	7.1	6.9	7.2	7.3	7.5	7.5	7.4	7.5

ROE - as-reported (A/E)	10.7	10.3	10.7	11.5	11.2	11.5	11.3	11.6

ROE - operational ((A-C)/E)	10.4	10.2	10.8	11.2	11.8	12.0	11.5	11.6

Net margin - as-reported (A/F)	9.4	9.4	9.5	10.0	8.9	8.7	8.5	8.6

Net margin - operational ((A-C)/F)	9.1	9.3	9.5	9.7	9.3	9.1	8.6	8.6

Appendix H-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	4Q04	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06	3Q06
Gross debt (A)	7,807	8,033	8,283	8,865	9,288	9,329	9,402	9,054
Less cash and cash equivalents (B)	620	477	607	598	583	752	729	745
Net debt (C)	7,187	7,556	7,676	8,267	8,705	8,576	8,673	8,309

Total capitalization (D)	16,469	16,393	16,609	17,070	17,477	17,888	17,956	17,957
Less cash and cash equivalents (B)	620	477	607	598	583	752	729	745
Net capital (E)	15,849	15,916	16,002	16,472	16,894	17,135	17,227	17,212

Debt to capital ratio % (A/D)	47.4	49.0	49.9	51.9	53.1	52.1	52.4	50.4

Net debt to net capital ratio % (C/E)	45.3	47.5	48.0	50.2	51.5	50.0	50.4	48.3

Off-balance sheet liabilities (F)	769	771	780	779	778	732	671	668

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	47.9	49.9	50.4	52.4	53.7	52.1	52.2	50.2

Revolver capacity (G)	1,490	1,070	1,407	791	2,545	2,733	2,710	3,095

Gross liquidity (B+G)	2,110	1,547	2,014	1,389	3,128	3,485	3,439	3,840

Entergy Corporation's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at
www.entergy.com/investor_relations

**********************************************************************************************************************

In this release and from time to time, Entergy Corporation makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy Corporation believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors (in addition to the risk factors in the Form 10-K as well as others described in the Form 10-Q for Entergy Corporation and its affiliates and in subsequent securities filings) include: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions and implementation of new Texas legislation, and other proceedings, including those related to the Entergy System Agreement, Entergy's utilities' supply plan, recovery of storm costs, and recovery of fuel and purchased power costs, Entergy's utilities' ability to manage its operation and maintenance costs, the performance of Entergy's Uitility and non-utility generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, including the Non-Utility Nuclear plants, and the prices and availability of fuel and power Entergy's utilities must purchase for their customers, and Entergy's utilities' ability to meet credit support requirements for fuel and power supply contracts, Entergy Corporation's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy Corporation's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in general corporate ratings, and changes in the rating agencies' ratings criteria, changes in inflation, interest rates, and foreign currency exchange rates, Entergy Corporation's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, the establishment of a regional transmission organization that includes the areas served by Entergy's utilities, and the application of market power criteria by the Federal Energy Regulatory Commission, changes in regulation of nuclear generation facilities and nuclear materials and fuel, including possible shutdown of nuclear generating facilities, particularly those in the northeastern United States, uncertainty regarding the establishment of interim or permanent sites for spent nuclear fuel storage and disposal, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, changes in law resulting from federal energy legislation, including the effects of the Public Utilities Holding Company Act of 1935 repeal, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances, the economic climate, particularly growth in the areas served by Entergy's utilities, variations in weather and the occurrence of hurricanes and other storms and disasters, including uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's utilities' ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact of this proceeding on other Entergy companies, advances in technology, the potential effects of threatened or actual terrorism and war, the effects of Entergy Corporation's strategies to reduce tax payments, the effects of litigation and government investigations, changes in accounting standards, corporate governance, and securities law requirements, Entergy Corporation's ability to attract and retain talented management and directors.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 132,211	$ 4,210	$ -	$ 136,421
Temporary cash investments - at cost,
which approximates market	167,525	441,082	-	608,607
Total cash and cash equivalents	299,736	445,292	-	745,028
Notes receivable - Entergy New Orleans DIP loan	31,841	-	-	31,841
Notes receivable	447,093	1,077,345	(1,523,311)	1,127
Accounts receivable:
Customer	631,983	-	-	631,983
Allowance for doubtful accounts	(19,553)	-	-	(19,553)
Associated companies	(26,614)	115,805	(89,191)	-
Other	264,955	173,404	-	438,359
Accrued unbilled revenues	292,612	-	-	292,612
Total receivables	1,143,383	289,209	(89,191)	1,343,401
Deferred fuel costs	73,722	-	-	73,722
Fuel inventory - at average cost	199,995	2,548	-	202,543
Materials and supplies - at average cost	399,742	195,128	-	594,870
Deferred nuclear refueling outage costs	29,501	75,010	-	104,511
Prepayments and other	56,549	32,742	-	89,291
TOTAL	2,681,562	2,117,274	(1,612,502)	3,186,334

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	7,809,863	340,988	(7,827,844)	323,007
Decommissioning trust funds	1,217,971	1,530,800	-	2,748,771
Non-utility property - at cost (less accumulated depreciation)	209,653	3,526	-	213,179
Other	33,383	7,247	-	40,630
TOTAL	9,270,870	1,882,561	(7,827,844)	3,325,587

PROPERTY, PLANT, AND EQUIPMENT

Electric	28,142,981	2,289,483	(2,506)	30,429,958
Property under capital lease	723,614	-	-	723,614
Natural gas	89,685	-	-	89,685
Construction work in progress	691,789	123,477	-	815,266
Nuclear fuel under capital lease	248,506	-	-	248,506
Nuclear fuel	168,776	293,562	-	462,338
TOTAL PROPERTY, PLANT AND EQUIPMENT	30,065,351	2,706,522	(2,506)	32,769,367
Less - accumulated depreciation and amortization	13,083,787	330,109	-	13,413,896
PROPERTY, PLANT AND EQUIPMENT - NET	16,981,564	2,376,413	(2,506)	19,355,471

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	777,042	-	-	777,042
Other regulatory assets	2,376,634	-	-	2,376,634
Deferred fuel costs	168,122	-	-	168,122
Long-term receivables	22,989	-	-	22,989
Goodwill	374,099	3,073	-	377,172
Other	787,179	785,094	(603,970)	968,303
TOTAL	4,506,065	788,167	(603,970)	4,690,262
		-
TOTAL ASSETS	$ 33,440,061	$ 7,164,415	$ (10,046,822)	$ 30,557,654

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 23,335	$ 84,856	$ -	$ 108,191
Notes payable:
Associated companies	1,022,928	500,383	(1,523,311)	-
Other	41	-	-	41
Account payable:
Associated companies	63,718	21,358	(85,076)	-
Other	750,410	118,775	-	869,185
Customer deposits	239,612	-	-	239,612
Taxes accrued	220,476	33,729	-	254,205
Accumulated deferred income taxes	36,805	-	-	36,805
Nuclear refueling outage costs	4,791	-	-	4,791
Interest accrued	146,569	11,476	-	158,045
Obligations under capital leases	136,944	-	-	136,944
Other	109,887	219,238	-	329,125
TOTAL	2,755,516	989,815	(1,608,387)	2,136,944

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,710,541	247,605	-	5,958,146
Accumulated deferred investment tax credits	363,050	-	-	363,050
Obligations under capital leases	183,835	-	-	183,835
Other regulatory liabilities	431,901	-	-	431,901
Decommissioning and retirement cost liabilities	1,226,976	767,209	-	1,994,185
Transition to competition	79,098	-	-	79,098
Regulatory reserves	15,916	-	-	15,916
Accumulated provisions	356,100	159,447	-	515,547
Long-term debt	8,303,386	381,107	(70,379)	8,614,114
Preferred stock with sinking fund	10,500	-	-	10,500
Other	1,528,027	364,077	(540,981)	1,351,123
TOTAL	18,209,330	1,919,445	(611,360)	19,517,415

Preferred stock without sinking fund	310,755	426,217	(391,937)	345,035

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2006	2,205,192	1,091,855	(3,294,565)	2,482
Paid-in capital	6,650,215	1,507,523	(3,338,846)	4,818,892
Retained earnings	5,560,725	1,355,730	(965,669)	5,950,786
Accumulated other comprehensive income (loss)	(19,580)	(82,854)	626	(101,808)
Less - treasury stock, at cost (39,606,024 shares in 2006)	2,232,092	43,316	(163,316)	2,112,092
TOTAL	12,164,460	3,828,938	(7,435,138)	8,558,260

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 33,440,061	$ 7,164,415	$ (10,046,822)	$ 30,557,654

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 207,135	$ 14,638	$ -	$ 221,773
Temporary cash investments - at cost,
which approximates market	127,786	233,261	-	361,047
Total cash and cash equivalents	334,921	247,899	-	582,820
Notes receivable - Entergy New Orleans DIP loan	90,000	-	-	90,000
Notes receivable	575,873	1,144,505	(1,717,151)	3,227
Accounts receivable:
Customer	629,717	-	-	629,717
Allowance for doubtful accounts	(28,635)	(2,170)	-	(30,805)
Associated companies	33,851	69,719	(103,570)	-
Other	296,286	162,866	-	459,152
Accrued unbilled revenues	477,570	-	-	477,570
Total receivables	1,408,789	230,415	(103,570)	1,535,634
Deferred fuel costs	543,927	-	-	543,927
Fuel inventory - at average cost	204,382	1,813	-	206,195
Materials and supplies - at average cost	369,397	241,535	-	610,932
Deferred nuclear refueling outage costs	64,157	93,607	-	157,764
Prepayments and other	301,387	24,408	-	325,795
TOTAL	3,892,833	1,984,182	(1,820,721)	4,056,294

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,198,240	428,006	(8,329,462)	296,784
Decommissioning trust funds	1,136,006	1,470,759	-	2,606,765
Non-utility property - at cost (less accumulated depreciation)	226,264	2,569	-	228,833
Other	35,594	45,941	-	81,535
TOTAL	9,596,104	1,947,275	(8,329,462)	3,213,917

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,176,956	1,987,079	(3,008)	29,161,027
Property under capital lease	727,565	-	-	727,565
Natural gas	86,794	-	-	86,794
Construction work in progress	1,291,374	232,711	-	1,524,085
Nuclear fuel under capital lease	271,615	-	-	271,615
Nuclear fuel	101,403	335,243	-	436,646
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,655,707	2,555,033	(3,008)	32,207,732
Less - accumulated depreciation and amortization	12,730,545	280,142	-	13,010,687
PROPERTY, PLANT AND EQUIPMENT - NET	16,925,162	2,274,891	(3,008)	19,197,045

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	735,221	-	-	735,221
Other regulatory assets	2,133,724	-	-	2,133,724
Deferred fuel costs	120,489	-	-	120,489
Long-term receivables	25,572	-	-	25,572
Goodwill	374,099	3,073	-	377,172
Other	841,068	801,587	(650,820)	991,835
TOTAL	4,230,173	804,660	(650,820)	4,384,013

TOTAL ASSETS	$ 34,644,272	$ 7,011,008	$ (10,804,011)	$ 30,851,269

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 22,989	$ 80,528	$ -	$ 103,517
Notes payable:
Associated companies	926,271	530,880	(1,457,151)	-
Other	40,041	-	-	40,041
Account payable:
Associated companies	77,793	23,393	(101,186)	-
Other	1,494,385	161,402	-	1,655,787
Customer deposits	222,044	162	-	222,206
Taxes accrued	316,659	(128,500)	-	188,159
Accumulated deferred income taxes	143,409	-	-	143,409
Nuclear refueling outage costs	15,548	-	-	15,548
Interest accrued	153,269	1,586	-	154,855
Obligations under capital leases	130,882	-	-	130,882
Other	66,367	407,143	-	473,510
TOTAL	3,609,657	1,076,594	(1,558,337)	3,127,914

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,245,208	34,020	-	5,279,228
Accumulated deferred investment tax credits	376,550	-	-	376,550
Obligations under capital leases	175,005	-	-	175,005
Other regulatory liabilities	408,667	-	-	408,667
Decommissioning and retirement cost liabilities	1,161,830	762,141	-	1,923,971
Transition to competition	79,101	-	-	79,101
Regulatory reserves	18,624	-	-	18,624
Accumulated provisions	350,265	205,763	-	556,028
Long-term debt	8,791,811	349,073	(316,391)	8,824,493
Preferred stock with sinking fund	13,950	-	-	13,950
Other	1,729,077	749,961	(600,021)	1,879,017
TOTAL	18,350,088	2,100,958	(916,412)	19,534,634

Preferred stock without sinking fund	411,321	426,590	(391,937)	445,974

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005	2,205,192	1,091,856	(3,294,566)	2,482
Paid-in capital	6,653,879	1,565,320	(3,401,562)	4,817,637
Retained earnings	5,712,395	1,121,151	(1,405,139)	5,428,407
Accumulated other comprehensive income (loss)	(16,300)	(328,145)	626	(343,819)
Less - treasury stock, at cost (40,644,602 shares in 2005)	2,281,960	43,316	(163,316)	2,161,960
TOTAL	12,273,206	3,406,866	(7,937,325)	7,742,747

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 34,644,272	$ 7,011,008	$ (10,804,011)	$ 30,851,269

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2006 vs December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ (74,924)	$ (10,428)	$ -	$ (85,352)
Temporary cash investments - at cost,
which approximates market	39,739	207,821	-	247,560
Total cash and cash equivalents	(35,185)	197,393	-	162,208
Notes receivable - Entergy New Orleans DIP loan	(58,159)	-	-	(58,159)
Notes receivable	(128,780)	(67,160)	193,840	(2,100)
Accounts receivable:
Customer	2,266	-	-	2,266
Allowance for doubtful accounts	9,082	2,170	-	11,252
Associated companies	(60,465)	46,086	14,379	-
Other	(31,331)	10,538	-	(20,793)
Accrued unbilled revenues	(184,958)	-	-	(184,958)
Total receivables	(265,406)	58,794	14,379	(192,233)
Deferred fuel costs	(470,205)	-	-	(470,205)
Fuel inventory - at average cost	(4,387)	735	-	(3,652)
Materials and supplies - at average cost	30,345	(46,407)	-	(16,062)
Deferred nuclear refueling outage costs	(34,656)	(18,597)	-	(53,253)
Prepayments and other	(244,838)	8,334	-	(236,504)
TOTAL	(1,211,271)	133,092	208,219	(869,960)

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(388,377)	(87,018)	501,618	26,223
Decommissioning trust funds	81,965	60,041	-	142,006
Non-utility property - at cost (less accumulated depreciation)	(16,611)	957	-	(15,654)
Other	(2,211)	(38,694)	-	(40,905)
TOTAL	(325,234)	(64,714)	501,618	111,670

PROPERTY, PLANT, AND EQUIPMENT

Electric	966,025	302,404	502	1,268,931
Property under capital lease	(3,951)	-	-	(3,951)
Natural gas	2,891	-	-	2,891
Construction work in progress	(599,585)	(109,234)	-	(708,819)
Nuclear fuel under capital lease	(23,109)	-	-	(23,109)
Nuclear fuel	67,373	(41,681)	-	25,692
TOTAL PROPERTY, PLANT AND EQUIPMENT	409,644	151,489	502	561,635
Less - accumulated depreciation and amortization	353,242	49,967	-	403,209
PROPERTY, PLANT AND EQUIPMENT - NET	56,402	101,522	502	158,426

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	41,821	-	-	41,821
Other regulatory assets	242,910	-	-	242,910
Deferred fuel costs	47,633	-	-	47,633
Long-term receivables	(2,583)	-	-	(2,583)
Goodwill	-	-	-	-
Other	(53,889)	(16,493)	46,850	(23,532)
TOTAL	275,892	(16,493)	46,850	306,249

TOTAL ASSETS	$ (1,204,211)	$ 153,407	$ 757,189	$ (293,615)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2006 vs December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 346	$ 4,328	$ -	$ 4,674
Notes payable:
Associated companies	96,657	(30,497)	(66,160)	-
Other	(40,000)	-	-	(40,000)
Account payable:
Associated companies	(14,075)	(2,035)	16,110	-
Other	(743,975)	(42,627)	-	(786,602)
Customer deposits	17,568	(162)	-	17,406
Taxes accrued	(96,183)	162,229	-	66,046
Accumulated deferred income taxes	(106,604)	-	-	(106,604)
Nuclear refueling outage costs	(10,757)	-	-	(10,757)
Interest accrued	(6,700)	9,890	-	3,190
Obligations under capital leases	6,062	-	-	6,062
Other	43,520	(187,905)	-	(144,385)
TOTAL	(854,141)	(86,779)	(50,050)	(990,970)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	465,333	213,585	-	678,918
Accumulated deferred investment tax credits	(13,500)	-	-	(13,500)
Obligations under capital leases	8,830	-	-	8,830
Other regulatory liabilities	23,234	-	-	23,234
Decommissioning and retirement cost liabilities	65,146	5,068	-	70,214
Transition to competition	(3)	-	-	(3)
Regulatory reserves	(2,708)	-	-	(2,708)
Accumulated provisions	5,835	(46,316)	-	(40,481)
Long-term debt	(488,425)	32,034	246,012	(210,379)
Preferred stock with sinking fund	(3,450)	-	-	(3,450)
Other	(201,050)	(385,884)	59,040	(527,894)
TOTAL	(140,758)	(181,513)	305,052	(17,219)

Preferred stock without sinking fund	(100,566)	(373)	-	(100,939)

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2006 and 2005	-	(1)	1	-
Paid-in capital	(3,664)	(57,797)	62,716	1,255
Retained earnings	(151,670)	234,579	439,470	522,379
Accumulated other comprehensive income (loss)	(3,280)	245,291	-	242,011
Less - treasury stock, at cost	(49,868)	-	-	(49,868)
TOTAL	(108,746)	422,072	502,187	815,513

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ (1,204,211)	$ 153,407	$ 757,189	$ (293,615)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2006
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,761,952	$ -	$ (828)	$ 2,761,124
Natural gas	12,495	-	-	12,495
Competitive businesses	11,544	475,457	(5,902)	481,100
Total	2,785,991	475,457	(6,730)	3,254,719

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	908,012	79,546	-	987,558
Purchased power	588,687	25,374	(6,284)	607,777
Nuclear refueling outage expenses	20,022	23,023	-	43,045
Other operation and maintenance	408,544	183,006	(559)	590,992
Decommissioning	20,909	16,024	-	36,933
Taxes other than income taxes	119,040	14,487	-	133,527
Depreciation and amortization	211,106	20,935	-	232,042
Other regulatory charges (credits) - net	(21,563)	-	-	(21,563)
Total	2,254,757	362,395	(6,843)	2,610,311

OPERATING INCOME	531,234	113,062	113	644,408

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	7,721	-	-	7,721
Interest and dividend income	26,161	32,294	(20,735)	37,720
Equity in earnings (loss) of unconsolidated equity affiliates	8,127	6,645	-	14,772
Miscellaneous - net	7,223	23,855	(114)	30,964
Total	49,232	62,794	(20,849)	91,177

INTEREST AND OTHER CHARGES
Interest on long-term debt	123,454	2,453	-	125,907
Other interest - net	20,636	15,122	(20,722)	15,035
Allowance for borrowed funds used during construction	(4,538)	-	-	(4,538)
Total	139,552	17,575	(20,722)	136,404

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	440,914	158,281	(14)	599,181

Income taxes	148,048	54,389	-	202,437

INCOME FROM CONTINUING OPERATIONS	292,866	103,892	(14)	396,744

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($563))	(1,050)	-	-	(1,050)

CONSOLIDATED NET INCOME	291,816	103,892	(14)	395,694

Preferred dividend requirements and other	5,956	869	(14)	6,811

EARNINGS APPLICABLE TO COMMON STOCK	$ 285,860	$ 103,023	$ -	$ 388,883

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$1.38	$0.49		$1.87
DILUTED	$1.35	$0.48		$1.83
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	-	-		-
DILUTED	-	-		-
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.38	$0.49		$1.87
DILUTED	$1.35	$0.48		$1.83

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				208,382,863
DILUTED				212,404,770

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2005
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,490,655	$ -	$ (390)	$ 2,490,265
Natural gas	12,343	-	-	12,343
Competitive businesses	11,385	405,995	(21,730)	395,650
Total	2,514,383	405,995	(22,120)	2,898,258

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	545,798	61,509	-	607,307
Purchased power	760,442	9,876	(21,766)	748,552
Nuclear refueling outage expenses	19,327	22,105	-	41,432
Other operation and maintenance	320,715	170,236	(468)	490,483
Decommissioning	20,235	14,821	-	35,056
Taxes other than income taxes	83,782	14,935	-	98,717
Depreciation and amortization	202,676	14,539	-	217,215
Other regulatory charges (credits) - net	5,156	-	-	5,156
Total	1,958,131	308,021	(22,234)	2,243,918

OPERATING INCOME	556,252	97,974	114	654,340

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	5,894	-	-	5,894
Interest and dividend income	37,544	26,457	(13,437)	50,564
Equity in earnings (loss) of unconsolidated equity affiliates	7,769	650	-	8,419
Miscellaneous - net	(1,534)	(8,729)	(114)	(10,377)
Total	49,673	18,378	(13,551)	54,500

INTEREST AND OTHER CHARGES
Interest on long-term debt	107,459	3,642	-	111,101
Other interest - net	22,493	9,609	(13,423)	18,679
Allowance for borrowed funds used during construction	(6,516)	-	-	(6,516)
Total	123,436	13,251	(13,423)	123,264

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	482,489	103,101	(14)	585,576

Income taxes	184,038	38,042	-	222,080

INCOME FROM CONTINUING OPERATIONS	298,451	65,059	(14)	363,496

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($3,823))	(7,108)	-	-	(7,108)

CONSOLIDATED NET INCOME	291,343	65,059	(14)	356,388

Preferred dividend requirements and other	5,581	869	(14)	6,436

EARNINGS APPLICABLE TO COMMON STOCK	$ 285,762	$ 64,190	$ -	$ 349,952

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$1.40	$0.31		$1.71
DILUTED	$1.38	$0.30		$1.68
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.03)	-		($0.03)
DILUTED	($0.03)	-		($0.03)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.37	$0.31		$1.68
DILUTED	$1.35	$0.30		$1.65

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,906,762
DILUTED				212,335,619

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 271,297	$ -	$ (438)	$ 270,859
Natural gas	152	-	-	152
Competitive businesses	159	69,462	15,828	85,450
Total	271,608	69,462	15,390	356,461

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	362,214	18,037	-	380,251
Purchased power	(171,755)	15,498	15,482	(140,775)
Nuclear refueling outage expenses	695	918	-	1,613
Other operation and maintenance	87,829	12,770	(91)	100,509
Decommissioning	674	1,203	-	1,877
Taxes other than income taxes	35,258	(448)	-	34,810
Depreciation and amortization	8,430	6,396	-	14,827
Other regulatory charges (credits )- net	(26,719)	-	-	(26,719)
Total	296,626	54,374	15,391	366,393

OPERATING INCOME	(25,018)	15,088	(1)	(9,932)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	1,827	-	-	1,827
Interest and dividend income	(11,383)	5,837	(7,298)	(12,844)
Equity in earnings (loss) of unconsolidated equity affiliates	358	5,995	-	6,353
Miscellaneous - net	8,757	32,584	-	41,341
Total	(441)	44,416	(7,298)	36,677

INTEREST AND OTHER CHARGES
Interest on long-term debt	15,995	(1,189)	-	14,806
Other interest - net	(1,857)	5,513	(7,299)	(3,644)
Allowance for borrowed funds used during construction	1,978	-	-	1,978
Total	16,116	4,324	(7,299)	13,140

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(41,575)	55,180	-	13,605

Income taxes	(35,990)	16,347	-	(19,643)

INCOME FROM CONTINUING OPERATIONS	(5,585)	38,833	-	33,248

INCOME FROM DISCONTINUED OPERATIONS (net of taxes)	6,058	-	-	6,058

CONSOLIDATED NET INCOME	473	38,833	-	39,306

Preferred dividend requirements and other	375	-	-	375

EARNINGS APPLICABLE TO COMMON STOCK	$ 98	$ 38,833	$ -	$ 38,931

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	($0.02)	$0.18		$0.16
DILUTED	($0.03)	$0.18		$0.15
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.03	-		$0.03
DILUTED	$0.03	-		$0.03
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.01	$0.18		$0.19
DILUTED	-	$0.18		$0.18

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2006
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,033,840	$ -	$ (2,069)	$ 7,031,771
Natural gas	63,522	-	-	63,522
Competitive businesses	31,388	1,355,458	(30,885)	1,355,961
Total	7,128,750	1,355,458	(32,954)	8,451,254

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,289,085	200,262	-	2,489,347
Purchased power	1,633,461	44,618	(31,524)	1,646,555
Nuclear refueling outage expenses	59,880	67,704	-	127,584
Other operation and maintenance	1,154,030	541,401	(1,772)	1,693,657
Decommissioning	61,626	47,161	-	108,787
Taxes other than income taxes	282,570	45,425	-	327,995
Depreciation and amortization	596,843	58,531	-	655,374
Other regulatory charges (credits) - net	(124,509)	-	-	(124,509)
Total	5,952,986	1,005,102	(33,296)	6,924,790

OPERATING INCOME	1,175,764	350,356	342	1,526,464

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	32,088	-	-	32,088
Interest and dividend income	94,862	88,221	(66,393)	116,689
Equity in earnings (loss) of unconsolidated equity affiliates	26,014	829	-	26,843
Miscellaneous - net	(2,450)	19,585	(342)	16,793
Total	150,514	108,635	(66,735)	192,413

INTEREST AND OTHER CHARGES
Interest on long-term debt	362,005	7,053	-	369,058
Other interest - net	65,695	48,188	(66,352)	47,532
Allowance for borrowed funds used during construction	(18,989)	-	-	(18,989)
Total	408,711	55,241	(66,352)	397,601

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	917,567	403,750	(41)	1,321,276

Income taxes	295,148	149,022	-	444,170

INCOME FROM CONTINUING OPERATIONS	622,419	254,728	(41)	877,106

INCOME FROM DISCONTINUED OPERATIONS (net of taxes of $5,423)	9,830	-	-	9,830

CONSOLIDATED NET INCOME	632,249	254,728	(41)	886,936

Preferred dividend requirements and other	20,057	2,606	(41)	22,622

EARNINGS APPLICABLE TO COMMON STOCK	$ 612,192	$ 252,122	$ -	$ 864,314

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$2.90	$1.21		$4.11
DILUTED	$2.84	$1.19		$4.03
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.05	-		$0.05
DILUTED	$0.05	-		$0.05
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.95	$1.21		$4.16
DILUTED	$2.89	$1.19		$4.08

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				208,034,946
DILUTED				211,782,858

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2005
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 6,238,134	$ -	$ (1,185)	$ 6,236,949
Natural gas	51,729	-	-	51,729
Competitive businesses	34,661	1,187,420	(56,928)	1,165,153
Total	6,324,524	1,187,420	(58,113)	7,453,831

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,354,748	170,904	-	1,525,652
Purchased power	1,815,383	30,635	(57,282)	1,788,736
Nuclear refueling outage expenses	54,099	66,294	-	120,393
Other operation and maintenance	1,064,060	489,971	(1,173)	1,552,858
Decommissioning	64,477	44,102	-	108,579
Taxes other than income taxes	242,330	42,019	-	284,349
Depreciation and amortization	586,390	50,766	-	637,156
Other regulatory charges (credits) - net	(44,814)	-	-	(44,814)
Total	5,136,673	894,691	(58,455)	5,972,909

OPERATING INCOME	1,187,851	292,729	342	1,480,922

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,414	-	-	29,414
Interest and dividend income	91,462	70,927	(46,768)	115,621
Equity in earnings (loss) of unconsolidated equity affiliates	24,153	(2,141)	-	22,012
Miscellaneous - net	(13,558)	18,499	(342)	4,599
Total	131,471	87,285	(47,110)	171,646

INTEREST AND OTHER CHARGES
Interest on long-term debt	313,187	10,962	-	324,149
Other interest - net	50,907	39,256	(46,727)	43,436
Allowance for borrowed funds used during construction	(19,790)	-	-	(19,790)
Total	344,304	50,218	(46,727)	347,795

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	975,018	329,796	(41)	1,304,773

Income taxes	342,773	123,399	-	466,172

INCOME FROM CONTINUING OPERATIONS	632,245	206,397	(41)	838,601

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($6,057))	(11,286)	-	-	(11,286)

CONSOLIDATED NET INCOME	620,959	206,397	(41)	827,315

Preferred dividend requirements and other	16,652	2,606	(41)	19,217

EARNINGS APPLICABLE TO COMMON STOCK	$ 604,307	$ 203,791	$ -	$ 808,098

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$2.91	$0.97		$3.88
DILUTED	$2.86	$0.94		$3.80
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.05)	-		($0.05)
DILUTED	($0.05)	-		($0.05)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.86	$0.97		$3.83
DILUTED	$2.81	$0.94		$3.75

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,033,629
DILUTED				215,540,185

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 795,706	$ -	$ (884)	$ 794,822
Natural gas	11,793	-	-	11,793
Competitive businesses	(3,273)	168,038	26,043	190,808
Total	804,226	168,038	25,159	997,423

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	934,337	29,358	-	963,695
Purchased power	(181,922)	13,983	25,758	(142,181)
Nuclear refueling outage expenses	5,781	1,410	-	7,191
Other operation and maintenance	89,970	51,430	(599)	140,799
Decommissioning	(2,851)	3,059	-	208
Taxes other than income taxes	40,240	3,406	-	43,646
Depreciation and amortization	10,453	7,765	-	18,218
Other regulatory charges (credits )- net	(79,695)	-	-	(79,695)
Total	816,313	110,411	25,159	951,881

OPERATING INCOME	(12,087)	57,627	-	45,542

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	2,674	-	-	2,674
Interest and dividend income	3,400	17,294	(19,625)	1,068
Equity in earnings (loss) of unconsolidated equity affiliates	1,861	2,970	-	4,831
Miscellaneous - net	11,108	1,086	-	12,194
Total	19,043	21,350	(19,625)	20,767

INTEREST AND OTHER CHARGES
Interest on long-term debt	48,818	(3,909)	-	44,909
Other interest - net	14,788	8,932	(19,625)	4,096
Allowance for borrowed funds used during construction	801	-	-	801
Total	64,407	5,023	(19,625)	49,806

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(57,451)	73,954	-	16,503

Income taxes	(47,625)	25,623	-	(22,002)

INCOME FROM CONTINUING OPERATIONS	(9,826)	48,331	-	38,505

INCOME FROM DISCONTINUED OPERATIONS (net of taxes)	21,116	-	-	21,116

CONSOLIDATED NET INCOME	11,290	48,331	-	59,621

Preferred dividend requirements and other	3,405	-	-	3,405

EARNINGS APPLICABLE TO COMMON STOCK	$ 7,885	$ 48,331	$ -	$ 56,216

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	($0.01)	$0.24		$0.23
DILUTED	($0.02)	$0.25		$0.23
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.10	-		$0.10
DILUTED	$0.10	-		$0.10
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.09	$0.24		$0.33
DILUTED	$0.08	$0.25		$0.33

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2006
(Dollars in thousands)
(Unaudited)
	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 9,244,987	$ -	$ (3,335)	$ 9,241,652
Natural gas	89,452	-	-	89,452
Competitive businesses	42,730	1,781,319	(51,483)	1,772,566
Total	9,377,169	1,781,319	(54,818)	11,103,670

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,876,224	263,486	-	3,139,710
Purchased power	2,377,615	54,076	(52,676)	2,379,015
Nuclear refueling outage expenses	79,747	90,098	-	169,845
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,548,562	717,088	(2,597)	2,263,053
Decommissioning	81,058	62,270	-	143,328
Taxes other than income taxes	366,006	60,164	-	426,170
Depreciation and amortization	809,687	74,487	-	884,174
Other regulatory charges (credits) - net	(129,577)	-	-	(129,577)
Total	8,009,322	1,321,669	(55,273)	9,275,718

OPERATING INCOME	1,367,847	459,650	455	1,827,952

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	48,410	-	-	48,410
Interest and dividend income	133,244	112,813	(90,172)	155,885
Equity in earnings (loss) of unconsolidated equity affiliates	12,322	(6,507)	-	5,815
Miscellaneous - net	(7,923)	34,826	(456)	26,447
Total	186,053	141,132	(90,628)	236,557

INTEREST AND OTHER CHARGES
Interest on long-term debt	466,295	9,370	-	475,665
Other interest - net	99,005	64,192	(90,118)	73,079
Allowance for borrowed funds used during construction	(28,574)	-	-	(28,574)
Total	536,726	73,562	(90,118)	520,170

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,017,174	527,220	(55)	1,544,339

Income taxes	356,047	181,235	-	537,282

INCOME FROM CONTINUING OPERATIONS	661,127	345,985	(55)	1,007,057

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $ (12,571))	(23,678)	-	-	(23,678)

CONSOLIDATED NET INCOME	637,449	345,985	(55)	983,379

Preferred dividend requirements and other	25,412	3,475	(55)	28,832

EARNINGS APPLICABLE TO COMMON STOCK	$ 612,037	$ 342,510	$ -	$ 954,547

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$3.06	$1.65		$4.71
DILUTED	$3.00	$1.62		$4.62
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.12)	-		($0.12)
DILUTED	($0.11)	-		($0.11)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.94	$1.65		$4.59
DILUTED	$2.89	$1.62		$4.51

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,896,380
DILUTED				211,653,276

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 8,071,618	$ -	$ (1,635)	$ 8,069,983
Natural gas	65,910	-	-	65,910
Competitive businesses	50,047	1,546,317	(70,819)	1,525,545
Total	8,187,575	1,546,317	(72,454)	9,661,438

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,881,964	220,014	-	2,101,978
Purchased power	2,217,974	42,586	(71,258)	2,189,302
Nuclear refueling outage expenses	72,200	90,181	-	162,381
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	1,489,306	619,297	(1,669)	2,106,934
Decommissioning	86,352	58,564	-	144,916
Taxes other than income taxes	313,239	55,651	-	368,890
Depreciation and amortization	800,372	60,917	-	861,289
Other regulatory charges (credits) - net	(79,618)	-	-	(79,618)
Total	6,781,789	1,202,210	(72,927)	7,911,072

OPERATING INCOME	1,405,786	344,107	473	1,750,366

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	40,196	-	-	40,196
Interest and dividend income	117,437	94,373	(61,634)	150,176
Equity in earnings (loss) of unconsolidated equity affiliates	19,362	(48,957)	-	(29,595)
Miscellaneous - net	(13,267)	(40,812)	(473)	(54,552)
Total	163,728	4,604	(62,107)	106,225

INTEREST AND OTHER CHARGES
Interest on long-term debt	420,115	14,772	-	434,887
Other interest - net	65,887	53,707	(61,538)	58,056
Allowance for borrowed funds used during construction	(26,792)	-	-	(26,792)
Total	459,210	68,479	(61,538)	466,151

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,110,304	280,232	(96)	1,390,440

Income taxes	387,975	931	-	388,906

INCOME FROM CONTINUING OPERATIONS	722,329	279,301	(96)	1,001,534

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($6,456))	(13,487)	-	-	(13,487)

CONSOLIDATED NET INCOME	708,842	279,301	(96)	988,047

Preferred dividend requirements and other	22,205	2,903	(96)	25,012

EARNINGS APPLICABLE TO COMMON STOCK	$ 686,637	$ 276,398	$ -	$ 963,035

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$3.28	$1.29		$4.57
DILUTED	$3.21	$1.27		$4.48
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.06)	-		($0.06)
DILUTED	($0.06)	-		($0.06)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.22	$1.29		$4.51
DILUTED	$3.15	$1.27		$4.42

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				213,709,625
DILUTED				218,113,031

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,173,369	$ -	$ (1,700)	$ 1,171,669
Natural gas	23,542	-	-	23,542
Competitive businesses	(7,317)	235,002	19,336	247,021
Total	1,189,594	235,002	17,636	1,442,232

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	994,260	43,472	-	1,037,732
Purchased power	159,641	11,490	18,582	189,713
Nuclear refueling outage expenses	7,547	(83)	-	7,464
Provision for turbine commitments, asset impairments
and restructuring charges	-	(55,000)	-	(55,000)
Other operation and maintenance	59,256	97,791	(928)	156,119
Decommissioning	(5,294)	3,706	-	(1,588)
Taxes other than income taxes	52,767	4,513	-	57,280
Depreciation and amortization	9,315	13,570	-	22,885
Other regulatory charges (credits) - net	(49,959)	-	-	(49,959)
Total	1,227,533	119,459	17,654	1,364,646

OPERATING INCOME	(37,939)	115,543	(18)	77,586

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	8,214	-	-	8,214
Interest and dividend income	15,807	18,440	(28,538)	5,709
Equity in earnings (loss) of unconsolidated equity affiliates	(7,040)	42,450	-	35,410
Miscellaneous - net	5,344	75,638	17	80,999
Total	22,325	136,528	(28,521)	130,332

INTEREST AND OTHER CHARGES
Interest on long-term debt	46,180	(5,402)	-	40,778
Other interest - net	33,118	10,485	(28,580)	15,023
Allowance for borrowed funds used during construction	(1,782)	-	-	(1,782)
Total	77,516	5,083	(28,580)	54,019

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(93,130)	246,988	41	153,899

Income taxes	(31,928)	180,304	-	148,376

INCOME FROM CONTINUING OPERATIONS	(61,202)	66,684	41	5,523

LOSS FROM DISCONTINUED OPERATIONS (net of taxes)	(10,191)	-	-	(10,191)

CONSOLIDATED NET INCOME	(71,393)	66,684	41	(4,668)

Preferred dividend requirements and other	3,207	572	41	3,820

EARNINGS APPLICABLE TO COMMON STOCK	$ (74,600)	$ 66,112	$ -	$ (8,488)

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	($0.22)	$0.36		$0.14
DILUTED	($0.21)	$0.35		$0.14
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.06)	-		($0.06)
DILUTED	($0.05)	-		($0.05)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.28)	$0.36		$0.08
DILUTED	($0.26)	$0.35		$0.09

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended September 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	2006	2005	Variance

OPERATING ACTIVITIES
Consolidated net income	$395,694	$356,388	$39,306
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	2,277	(11,290)	13,567
Other regulatory credits - net	(21,563)	5,157	(26,720)
Depreciation, amortization, and decommissioning	268,995	252,939	16,056
Deferred income taxes and investment tax credits	(5,998)	111,718	(117,716)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	(14,773)	(4,719)	(10,054)
Changes in working capital:
Receivables	(108,169)	(551,693)	443,524
Fuel inventory	17,302	(19,472)	36,774
Accounts payable	(105,054)	523,333	(628,387)
Taxes accrued	232,597	118,308	114,289
Interest accrued	24,944	32,946	(8,002)
Deferred fuel	163,828	(191,179)	355,007
Other working capital accounts	7,701	(15,103)	22,804
Provision for estimated losses and reserves	2,558	(5,781)	8,339
Changes in other regulatory assets	(27,796)	(337,625)	309,829
Other	(55,729)	69,869	(125,598)
Net cash flow provided by operating activities	776,814	333,796	443,018

INVESTING ACTIVITIES
Construction/capital expenditures	(291,403)	(261,161)	(30,242)
Allowance for equity funds used during construction	7,721	5,893	1,828
Nuclear fuel purchases	(136,509)	(76,142)	(60,367)
Proceeds from sale/leaseback of nuclear fuel	93,970	48,460	45,510
Decrease (increase) in other investments	6,431	(43,495)	49,926
Proceeds from nuclear decommissioning trust fund sales	56,939	281,268	(224,329)
Investment in nuclear decommissioning trust funds	(81,867)	(307,882)	226,015
Other regulatory investments	3,973	(176,432)	180,405
Net cash flow used in investing activities	(340,745)	(529,491)	188,746

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	139,836	1,176,552	(1,036,716)
Preferred stock	-	(2)	2
Common stock and treasury stock	16,700	24,684	(7,984)
Retirement of long-term debt	(454,679)	(664,995)	210,316
Repurchase of common stock	-	(238,368)	238,368
Redemption of preferred stock	(2,821)	(31,469)	28,648
Changes in credit line borrowings - net	-	40,000	(40,000)
Dividends paid:
Common stock	(112,646)	(112,084)	(562)
Preferred stock	(6,101)	(6,308)	207
Net cash flow provided by (used in) financing activities	(419,711)	188,010	(607,721)

Effect of exchange rates on cash and cash equivalents	(264)	(916)	652

Net increase (decrease) in cash and cash equivalents	16,094	(8,601)	24,695

Cash and cash equivalents at beginning of period	728,934	606,632	122,302

Cash and cash equivalents at end of period	$745,028	$598,031	$146,997

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$107,605	$89,636	$17,969
Income taxes	$33,765	$35,301	($1,536)

Entergy Corporation

Consolidated Cash Flow Statement
Nine Months Ended September 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	2006	2005	Variance

OPERATING ACTIVITIES
Consolidated net income	$886,936	$827,315	$59,621
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	43,960	(85,212)	129,172
Other regulatory credits - net	(124,509)	(44,814)	(79,695)
Depreciation, amortization, and decommissioning	765,627	747,397	18,230
Deferred income taxes and investment tax credits	(90,439)	204,297	(294,736)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	(24,669)	(16,712)	(7,957)
Changes in working capital:
Receivables	210,311	(675,927)	886,238
Fuel inventory	3,652	(10,407)	14,059
Accounts payable	(390,804)	508,648	(899,452)
Taxes accrued	768,251	186,803	581,448
Interest accrued	3,190	15,231	(12,041)
Deferred fuel	436,663	(267,441)	704,104
Other working capital accounts	111,491	(64,075)	175,566
Provision for estimated losses and reserves	27,595	5,755	21,840
Changes in other regulatory assets	(193,323)	(316,327)	123,004
Other	(176,575)	92,417	(268,992)
Net cash flow provided by operating activities	2,257,357	1,106,948	1,150,409

INVESTING ACTIVITIES
Construction/capital expenditures	(1,233,505)	(877,165)	(356,340)
Allowance for equity funds used during construction	32,088	29,414	2,674
Nuclear fuel purchases	(260,759)	(260,587)	(172)
Proceeds from sale/leaseback of nuclear fuel	135,079	174,140	(39,061)
Proceeds from sale of assets and businesses	77,159	-	77,159
Payment for purchase of plant	(88,199)	(162,075)	73,876
Decrease (increase) in other investments	56,501	19,698	36,803
Purchase of other temporary investments	-	(1,591,025)	1,591,025
Liquidation of other temporary investments	-	1,778,975	(1,778,975)
Proceeds from nuclear decommissioning trust fund sales	580,745	711,494	(130,749)
Investment in nuclear decommissioning trust funds	(655,788)	(786,635)	130,847
Other regulatory investments	(38,506)	(240,232)	201,726
Net cash flow used in investing activities	(1,395,185)	(1,203,998)	(191,187)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,377,701	2,538,976	(1,161,275)
Preferred stock	73,354	29,998	43,356
Common stock and treasury stock	32,072	114,552	(82,480)
Retirement of long-term debt	(1,598,425)	(1,366,909)	(231,516)
Repurchase of common stock	-	(878,188)	878,188
Redemption of preferred stock	(183,881)	(33,719)	(150,162)
Changes in credit line borrowings - net	(40,000)	39,850	(79,850)
Dividends paid:
Common stock	(337,104)	(341,437)	4,333
Preferred stock	(22,861)	(19,087)	(3,774)
Net cash flow provided by (used in) financing activities	(699,144)	84,036	(783,180)

Effect of exchange rates on cash and cash equivalents	(820)	(787)	(33)

Net increase (decrease) in cash and cash equivalents	162,208	(13,801)	176,009

Cash and cash equivalents at beginning of period	582,820	619,786	(36,966)

Effect of the deconsolidation of Entergy New Orleans on cash and cash equivalents	-	(7,954)	7,954

Cash and cash equivalents at end of period	$745,028	$598,031	$146,997

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$390,059	$332,056	$58,003
Income taxes	($197,560)	$118,989	($316,549)

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	2006	2005	Variance

OPERATING ACTIVITIES
Consolidated net income	$983,379	$988,047	($4,668)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	47,139	(57,045)	104,184
Other regulatory credits - net	(129,577)	(79,618)	(49,959)
Depreciation, amortization, and decommissioning	1,020,082	1,008,659	11,423
Deferred income taxes and investment tax credits	332,077	317,598	14,479
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	(3,642)	538,029	(541,671)
Provision for asset impairments and restructuring charges	39,767	55,000	(15,233)
Changes in working capital:
Receivables	518,887	(567,725)	1,086,612
Fuel inventory	(69,066)	(8,236)	(60,830)
Accounts payable	(596,258)	615,889	(1,212,147)
Taxes accrued	409,133	(37,435)	446,568
Interest accrued	3,092	4,155	(1,063)
Deferred fuel	467,303	(219,742)	687,045
Other working capital accounts	129,913	(24,824)	154,737
Provision for estimated losses and reserves	18,136	3,678	14,458
Changes in other regulatory assets	(188,930)	(276,665)	87,735
Other	(363,218)	39,955	(403,173)
Net cash flow provided by operating activities	2,618,217	2,299,720	318,497

INVESTING ACTIVITIES
Construction/capital expenditures	(1,814,426)	(1,328,095)	(486,331)
Allowance for equity funds used during construction	48,410	40,196	8,214
Nuclear fuel purchases	(314,586)	(346,675)	32,089
Proceeds from sale/leaseback of nuclear fuel	145,342	209,349	(64,007)
Proceeds from sale of assets and businesses	77,159	53,452	23,707
Payment for purchase of plant	(88,199)	(162,075)	73,876
Investment in nonutility properties	-	13,712	(13,712)
Decrease (increase) in other investments	46,708	414,536	(367,828)
Purchase of other temporary investments	-	(2,616,625)	2,616,625
Liquidation of other temporary investments	-	2,663,125	(2,663,125)
Proceeds from nuclear decommissioning trust fund sales	813,504	757,089	56,415
Investment in nuclear decommissioning trust funds	(908,977)	(856,041)	(52,936)
Other regulatory investments	(188,730)	(231,267)	42,537
Net cash flow used in investing activities	(2,183,795)	(1,389,319)	(794,476)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,141,295	4,751,979	(1,610,684)
Preferred stock	171,351	29,998	141,353
Common stock and treasury stock	23,588	144,444	(120,856)
Retirement of long-term debt	(2,920,722)	(3,704,987)	784,265
Repurchase of common stock	-	(1,479,915)	1,479,915
Redemption of preferred stock	(183,881)	(33,719)	(150,162)
Changes in credit line borrowings - net	(40,000)	(70,229)	30,229
Dividends paid:
Common stock	(449,175)	(464,829)	15,654
Preferred stock	(29,246)	(24,883)	(4,363)
Net cash flow used in financing activities	(286,790)	(852,141)	565,351

Effect of exchange rates on cash and cash equivalents	(635)	(1,534)	899

Net increase in cash and cash equivalents	146,997	56,726	90,271

Cash and cash equivalents at beginning of period	598,031	541,305	56,726

Cash and cash equivalents at end of period	$745,028	$598,031	$146,997

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$519,348	$464,091	$55,257
Income taxes	($200,477)	$115,154	($315,631)